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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EAGLE ROCK ENERGY PARTNERS, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF LIMITED PARTNERS
April 4, 2013

TO THE LIMITED PARTNERS OF EAGLE ROCK ENERGY PARTNERS, L.P.:

        You are cordially invited to the 2013 Annual Meeting of Limited Partners (the "Annual Meeting") of Eagle Rock Energy Partners, L.P. (the "Partnership"), which will be held at 9:00 a.m., local time, on May 16, 2013, at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002, for the following purposes:

  1.
  To elect two Class III Elected Directors to the Board of Directors (the "Board") of Eagle Rock Energy G&P, LLC, the general partner of Eagle Rock Energy GP, L.P., the general partner of the Partnership, for a three-year term that will expire at the annual meeting of limited partners to be held in 2016;

  2.
  To hold an advisory vote to approve named executive officer compensation;

  3.
  To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Partnership to examine, audit and report to unitholders on the consolidated financial statements of the Partnership and its subsidiaries for the year ending December 31, 2013; and

  4.
  To transact such other business as may properly come before the Annual Meeting, or any postponements or adjournments thereof.

        The Board has fixed the close of business on March 21, 2013 as the record date for the determination of unitholders entitled to notice of, and to vote at, the Annual Meeting. Only unitholders of record as of the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting.

        Your vote is very important to us. We encourage you to take part in the affairs of the Partnership either by voting in person (if you are a record holder or receive a legal proxy) or by using the telephone or Internet voting systems described in the attached Proxy Statement. Alternatively, if the attached Proxy Statement and a proxy card were mailed to you, please sign, date, and return the proxy card in the enclosed envelope as soon as possible.

Charles C. Boettcher Secretary Eagle Rock Energy G&P, LLC

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF LIMITED PARTNERS
TO BE HELD ON MAY 16, 2013

The Notice of Annual Meeting of Limited Partners, the Proxy Statement for the Annual Meeting
and the 2012 Annual Report to Unitholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2012, are available at www.proxyvote.com.

EAGLE ROCK ENERGY PARTNERS, L.P.

1415 Louisiana Street

Suite 2700

Houston, Texas 77002

i

GENERAL

        In this proxy statement, unless the context requires otherwise, references to "Eagle Rock Energy Partners, L.P.," "Eagle Rock," the "Partnership," "we," "our," "us," or like terms, refer to Eagle Rock Energy Partners, L.P. and/or one or more of its subsidiaries. References to our "general partner" refer to Eagle Rock Energy GP, L.P., and the general partner of Eagle Rock Energy GP, L.P., Eagle Rock Energy G&P, LLC, both wholly-owned subsidiaries of the Partnership. References to our "Board of Directors" or the "Board" refer to the board of directors of Eagle Rock Energy G&P, LLC. References to "common units" refer to common units representing limited partner interests in the Partnership. References to "unitholders" or "limited partners" refer to limited partners of the Partnership owning our common units. References to "Natural Gas Partners" or "NGP" refer to Natural Gas Partners VII, L.P. and Natural Gas Partners VIII, L.P., and certain other entities controlled by them, in the context of any description of our investors, and in other contexts refer to NGP Energy Capital Management, which manages a series of energy investment funds, including Natural Gas Partners VII, L.P. and Natural Gas Partners VIII, L.P. References to the "NGP Parties" refer collectively to Natural Gas Partners VII, L.P., Natural Gas Partners VIII, L.P., Montierra Minerals & Production, L.P., Montierra Management LLC, and each of their respective affiliates. References to the "Partnership Agreement" refer to our Second Amended and Restated Agreement of Limited Partnership dated as of May 24, 2010, as amended by Amendment No. 1 dated as of July 27, 2010.

        This proxy statement contains information related to our Annual Meeting of Limited Partners to be held on May 16, 2013 (the "Annual Meeting"), beginning at 9:00 a.m., local time, at our principal executive offices located at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002, and at any postponements or adjournments thereof.

        This proxy statement is being furnished to you in connection with the solicitation of proxies by our Board for use at the Annual Meeting.

        On April 4, 2013, we mailed a Notice of Internet Availability of Proxy Materials to certain beneficial owners of our common units and unitholders of record as of the close of business on March 21, 2013, the record date for the Annual Meeting. In addition, printed versions of the proxy materials, including this proxy statement, a proxy card or voting instruction card, and our 2012 Annual Report to Unitholders, inclusive of our 2012 Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (our "2012 Annual Report"), are being mailed on or about April 4, 2013 to certain beneficial owners of our common units and unitholders of record.

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:
What is the purpose of the Annual Meeting?

A:
At the Annual Meeting, our unitholders will act upon the matters outlined in the Notice of Annual Meeting, including (i) the election of the Class III Elected Director nominees, (ii) an advisory vote to approve named executive officer compensation and (iii) the ratification of the appointment of KPMG LLP as the independent registered public accounting firm serving as our independent auditor for the year ending December 31, 2013.

Q:
How many directors will be elected at the Annual Meeting?

A:
At the Annual Meeting, our unitholders not affiliated with the NGP Parties will be entitled to elect two Class III Elected Directors, each of whose term expires at the Annual Meeting. In addition, the NGP Parties will appoint one Appointed Director (as such term is defined in the Partnership Agreement) at the Annual Meeting (the "Class III NGP Appointed Director"). For a description of our Board of Directors, including which directors are elected and which are appointed, please see "Governance Matters—The Board."

Q:
What is the difference between a unitholder of record and a unitholder who holds common units in "street name"?

A:
Many of our unitholders hold their common units through a brokerage firm, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between common units held of record and those held beneficially through a brokerage account, bank or other nominee.

•
Unitholder of Record.  If your common units are registered directly in your name with our transfer agent, you are considered, with respect to those common units, the "unitholder of record," and the Notice of Internet Availability or proxy materials are being sent directly to you by us. As the unitholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

•
Street Name Unitholder.  If your common units are held through a brokerage account, bank or other nominee, you are considered the beneficial owner of common units held in "street name," and the Notice of Internet Availability or proxy materials are being forwarded to you by your broker, bank or other nominee, which is considered, with respect to those common units, the unitholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not the unitholder of record, you may not vote these common units in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the common units. Your broker, bank or other nominee has enclosed or provided a voting instruction form for you to use in directing the broker, bank or other nominee how to vote your common units.

Q:
What is the record date and what does it mean?

A:
The record date established by the Board for the Annual Meeting is March 21, 2013. Unitholders of record at the close of business on the record date are entitled to:

•
receive notice of the Annual Meeting; and

•
vote on appropriate matters at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Q:
Who is entitled to vote at the Annual Meeting?

A:
Each of our common units Outstanding (as defined in the Partnership Agreement) as of the close of business on March 21, 2013, the record date, is entitled to one vote per common unit at the Annual Meeting, subject to certain exceptions as described below under the heading "Voting Requirements for the Annual Meeting." In accordance with the Partnership Agreement, common units owned by any NGP Party are not deemed Outstanding for purposes of the election of Elected Directors. However, the NGP Parties are entitled to vote common units they hold on the other matters contemplated by this Proxy Statement.

  As of the record date, 157,684,597 of our common units were Outstanding (inclusive of the 54,151,350 common units held by the NGP Parties), all of which are entitled to vote at the Annual Meeting, subject to the limitations on the right of the NGP Parties to vote on the election of the Class III Elected Directors and certain exceptions described below under the heading "Voting Requirements for the Annual Meeting."

Q:
Who can attend the Annual Meeting?

A:
All unitholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.

  Common units held directly in your name as the unitholder of record can be voted in person at the Annual Meeting. Common units held in street name (for example, at your brokerage account) may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the common units. In addition, if you plan to vote in person at the Annual Meeting, please bring the enclosed proxy card (if you received a paper copy of these proxy materials) or proof of identification.

  Even if you currently plan to attend the Annual Meeting in person, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:
What constitutes a quorum?

A:
Because the Partnership Agreement excludes common units owned by the NGP Parties from the calculation of a quorum with respect to the election of Elected Directors, we have adopted a bifurcated quorum test. Please see "Voting Requirements for the Annual Meeting—Quorum" for a detailed description of the number of common units necessary to be present to constitute a quorum for (1) all matters other than the election of Elected Directors and (2) the election of Elected Directors.

Q:
How do I vote?

A:
Unitholders of Record.    Unitholders of record may vote their common units or submit a proxy to have their common units voted by one of the following methods:

•
By Internet.  You may submit a proxy electronically on the Internet by following the instructions provided on the proxy card (if you received a paper copy of the proxy materials by mail) or the Notice of Internet Availability of Proxy Materials. Please have the proxy card or the Notice of Internet Availability (as applicable) in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. (Eastern) the day before the Annual Meeting date.

•
By Telephone.  You may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card (if you received a paper copy of the proxy materials by mail) or the Notice of Internet Availability of Proxy Materials. Please have the proxy card or the Notice of Internet Availability of Proxy Materials (as applicable) in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. (Eastern) the day before the Annual Meeting date.

  •
  In Person.  You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

  •
  By Mail.  If you received a paper copy of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

  Street Name Unitholders.    Since your units are held in "street name" (in the name of a broker, bank or other nominee), you are considered the beneficial owner of these units (or "street name" holder) and proxy materials are being forwarded to you by your broker, bank or other nominee, which is considered, with respect to these units, the unitholder of record. As the beneficial owner, you have the right to direct the unitholder of record how to vote. Street name unitholders may generally vote their common units or submit instructions to have their common units voted by one of the following methods:

  •
  By Methods Listed on the Voting Instruction Form.  Please refer to the voting instruction form or other information forwarded by your broker, bank or other nominee to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions provided by the unitholder of record.

  •
  In Person with a Proxy from the Record Holder.  You may vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.Since you are not the unitholder of record, you may not vote these units in person at the Annual Meeting unless you obtain a legal proxy from the unitholder of record. Please consult the voting instruction form or other information sent to you by your broker, bank or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

  If you hold common units in BOTH street name and as a unitholder of record, YOU MUST VOTE SEPARATELY for each set of common units.

Q:
Can I revoke my proxy?

A:
Yes. If you are a unitholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:

•
submitting a new proxy with a later date either signed and returned by mail or transmitted using the telephone or Internet voting procedures, timely received before the Annual Meeting;

•
giving written notice of revocation to Eagle Rock Energy Partners, L.P., Attention: Secretary, 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas, 77002, timely received before the Annual Meeting; or

•
attending the Annual Meeting and voting your common units in person; however, attending the Annual Meeting will not by itself have the effect of revoking a previously submitted proxy.

  If you are a street name unitholder, you must follow the instructions on revoking your proxy provided by your broker, bank or other nominee.

Q:
What are the recommendations of the Board?

A:
Unless you give other instructions on your proxy card, one of the persons named as proxy holders, Joseph A. Mills, Jeffrey P. Wood and Charles C. Boettcher, individually or jointly, will vote in accordance with the recommendations of the Board. The recommendations of the Board are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote as follows:

Proposal		Board Recommendation
1.	Election of the Class III Elected Director nominees	FOR ALL
2.	Advisory vote to approve named executive officer compensation	FOR
3.
	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Partnership to examine, audit and report to unitholders on the consolidated financial statements of the Partnership and its subsidiaries for the year ended December 31, 2013	FOR

  With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

Q:
What are broker non-votes and abstentions, what are the effects of broker non-votes and abstentions, and what vote is required to approve each proposal?

A:
An "abstention" occurs when a unitholder is present at the Annual Meeting but fails to vote or voluntarily withholds his or her vote for any of the matters upon which the unitholders are voting. Abstentions are considered "present" and are included in the quorum calculations.

  If you hold your common units in street name, you will receive instructions from your broker, bank or other nominee describing how to vote your common units. If you do not instruct your broker, bank or other nominee how to vote your common units, they will not have discretion to vote your common units on non-routine matters, including the election of Elected Directors and the advisory vote on named executive officer compensation. When a broker, bank or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker, bank or other nominee should vote your common units, and the broker, bank or other nominee indicates it does not have authority to vote such common units on its proxy, a "broker non-vote" results. Broker non-votes are considered "present" and are included in the quorum calculations.

  For a discussion of the treatment of abstentions (and withhold votes), broker non-votes (including which matters brokers, banks or other nominees have discretionary authority to vote on), and what vote is required to approve each proposal, please see "Voting Requirements for the Annual Meeting—Quorum" and "Voting Requirements for the Annual Meeting—Voting Requirements; Vote Treatment."

Q:
Do I have dissenters' rights of appraisal?

A:
We were formed as a limited partnership under the laws of the State of Delaware, including the Delaware Revised Uniform Limited Partnership Act. Under those laws, dissenters' rights are not available to our unitholders with respect to the matters to be voted upon at the Annual Meeting.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
We will bear all expenses of soliciting proxies. We have engaged Morrow & Co., LLC to assist with the solicitation of proxies for a fee not to exceed $5,500.00, plus reimbursement for reasonable out-of-pocket expenses. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common units for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of our general partner may also solicit proxies by use of mail, telephone, facsimile, electronic means, in person or by other means of communication. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Q:
Who will count the votes?

A:
We have engaged Broadridge Financial Solutions, Inc. ("Broadridge") to tabulate the votes and to serve as inspector of election at the Annual Meeting for a fee of approximately $7,495.00. Broadridge will separately tabulate votes for each proposal. Broadridge will also certify the election results and perform any other acts required by Delaware law.

Q:
Whom should I contact with questions?

A:
If you have any questions about this proxy statement or the Annual Meeting, please contact our Secretary in writing at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002 or by telephone at (281) 408-1375.

Q:
How do I get to the Annual Meeting?

A:
The Annual Meeting will be held at our principal executive offices, which are located in downtown Houston at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002. You may request directions to the Annual Meeting by calling our Investor Relations department at (281) 408-1390.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF LIMITED PARTNERS
TO BE HELD ON MAY 16, 2013
The Notice of Annual Meeting of Limited Partners, the Proxy Statement for the
Annual Meeting and the 2012 Annual Report to Unitholders,
which includes our Annual Report on Form 10-K
for the year ended December 31, 2012, are available at www.proxyvote.com.

VOTING REQUIREMENTS FOR THE ANNUAL MEETING

Right to Vote and Related Matters

        Only the record holders of our common units at the close of business on March 21, 2013, the record date for the Annual Meeting (subject to the limitations contained in the definition of "Outstanding" in the Partnership Agreement), are entitled to notice of, and to vote at, the Annual Meeting, or to act with respect to matters as to which the holders of the Outstanding common units have the right to vote or to act. All references in this proxy statement to votes of, or other acts that may be taken by, the Outstanding common units are deemed to be references to the votes or acts of the record holders of such Outstanding common units.

        As of the record date, 157,684,597 of our common units were Outstanding (inclusive of 51,386,169 common units held by the NGP Parties), all of which are entitled to vote at the Annual Meeting, except that common units held by any NGP Party are not entitled to vote in connection with the election of the Class III Elected Directors.

        Pursuant to the Partnership Agreement, each holder of our Outstanding common units as of the close of business on the record date is entitled to one vote per unit at the Annual Meeting, subject to the exceptions described below. As defined in the Partnership Agreement, "Outstanding" means, with respect to determining who is entitled to vote at the Annual Meeting and the presence or absence of a quorum at the Annual Meeting, all issued and outstanding common units, except for:

  •
  subject to certain exceptions, common units held by a person or group that beneficially owns at least 20% of the Outstanding common units (other than the NGP Parties); and

  •
  with respect to the election of the Class III Elected Directors, common units held by the NGP Parties.

        With respect to common units that are held for a person's account by another person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such common units are registered, such other person must, in exercising the voting rights in respect of such common units on any matter, and unless the arrangement between such persons provides otherwise, vote such common units in favor of, and at the direction of, the person who is the beneficial owner, and the Partnership is entitled to assume it is so acting without further inquiry.

Quorum

        Because the Partnership Agreement excludes common units owned by the NGP Parties from the calculation of a quorum with respect to the election of Elected Directors, we have adopted a bifurcated quorum test.

Election of Elected Directors

        In accordance with the Partnership Agreement, any common units owned by any NGP Party are not deemed Outstanding for purposes of determining whether or not a quorum is present in connection with the election of Elected Directors. As a result, for the election of Elected Directors, the holders of a majority of the Outstanding common units at the close of business on the record date (excluding the NGP Parties), represented in person or by proxy, will constitute a quorum at the Annual Meeting.

        Proxies received but marked as withhold votes, as well as broker non-votes, will be included in the number of common units considered to be present at the Annual Meeting with respect to the election of Elected Directors.

Other Matters

        For all matters other than the election of Elected Directors, the holders of a majority of the Outstanding common units on the record date, represented in person or by proxy, will constitute a quorum at the Annual Meeting.

        Proxies received but marked as abstentions, as well as broker non-votes, will be included in the number of common units considered to be present at the Annual Meeting with respect to matters other than the election of Elected Directors.

Adjournment; Discretionary Authority

        The limited partners present at a duly called or held meeting at which the appropriate quorum is present may continue to transact the relevant business until adjournment, notwithstanding the withdrawal of enough limited partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding common units specified in the Partnership Agreement (including Outstanding common units deemed owned by our general partner, if any).

        The Annual Meeting may be adjourned with respect to any item of business from time to time by the affirmative vote of holders of at least a majority of the Outstanding common units entitled to vote on such item of business at the Annual Meeting (whether or not an appropriate quorum is present) represented either in person or by proxy, but no other business may be transacted unless an appropriate quorum is present and as otherwise provided in the Partnership Agreement. If less than a quorum is represented at the Annual Meeting, then the persons named as proxies will vote the proxies they have been authorized at the Annual Meeting in favor of such an adjournment. In the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. A unitholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate as well as consistent with the terms of the Partnership Agreement. If a quorum is present, the persons named as proxies will vote the proxies they have been authorized to vote on any other business properly before the Annual Meeting in favor of such an adjournment.

        Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is intended that the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

Voting Requirements; Vote Treatment

  Election of Elected Directors

        In the vote on the election of the Board's Class III Elected Director nominees, you may:

  •
  vote "FOR ALL" as to the nominees;

  •
  vote "WITHHOLD ALL" as to the nominees; or

  •
  vote "FOR ALL EXCEPT                          (nominee)" to withhold authority to vote for any individual nominee.

        The Board unanimously recommends that unitholders vote "FOR ALL" for the election of the two Class III Elected Director nominees.

        Pursuant to the Partnership Agreement, the Elected Directors of the Board are elected by a plurality of the votes cast by the unitholders entitled to vote on the proposal at the Annual Meeting, which excludes the NGP Parties. This means that the Class III Elected Director nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected. You may not cumulate your votes in the election of the Elected Directors. Because there are no opposing nominees, the Class III Elected Director nominees will be elected if the appropriate quorum is present at the Annual Meeting.

        Record holders are not permitted to exercise discretionary authority with respect to the election of the Elected Directors. Withholding votes and broker non-votes will have no effect on the election of a director nominee.

  Advisory Vote to Approve Named Executive Officer Compensation

        In the advisory vote to approve named executive officer compensation, you may:

  •
  vote "FOR" the advisory vote to approve named executive officer compensation;

  •
  vote "AGAINST" the advisory vote to approve named executive officer compensation; or

  •
  vote "ABSTAIN" on the advisory vote to approve named executive officer compensation.

        The Board recommends a vote "FOR" the advisory vote to approve named executive officer compensation.

        The proposal seeking an advisory vote to approve named executive officer compensation will require advisory (non-binding) approval by the holders of a majority of the Outstanding common units entitled to vote on the proposal at the Annual Meeting and represented either in person or by proxy.

        An abstention has the same effect as a vote "against" the proposal. Record holders are not permitted to exercise discretionary authority with respect to the advisory vote on named executive officer compensation. Broker non-votes will have no effect on the proposal.

  Ratification of KPMG as the Partnership's Independent Registered Public Accounting Firm

        In the vote on the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Partnership to examine and report to unitholders on the consolidated financial statements of the Partnership and its subsidiaries for the fiscal year ending December 31, 2013, you may:

  •
  vote "FOR" the ratification of KPMG LLP;

  •
  vote "AGAINST" the ratification of KPMG LLP; or

  •
  vote "ABSTAIN" on the ratification of KPMG LLP.

        The Board recommends a vote "FOR" the ratification of the selection of KPMG LLP as the Partnership's independent registered public accounting firm to examine, audit and report to unitholders on the consolidated financial statements of our Partnership and its subsidiaries for the year ending December 31, 2013.

        The proposal seeking to ratify the appointment of KPMG LLP as independent registered public accounting firm of the Partnership to examine, audit and report to unitholders on the consolidated financial statements of our Partnership and its subsidiaries for the fiscal year ending December 31, 2013 will require approval by the holders of a majority of the Outstanding common units represented in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

        An abstention has the same effect as a vote "against" the proposal. Record holders are permitted to exercise discretionary authority with respect to the ratification of the appointment of KPMG LLP.

 PROPOSALS PRESENTED FOR UNITHOLDER VOTE

PROPOSAL 1: ELECTION OF TWO CLASS III ELECTED DIRECTORS TO THE BOARD

General

        The Board is composed of nine directors. Of those nine directors, (1) five directors are Elected Directors who are elected at an annual meeting of the limited partners upon expiration of the term applicable to each, by Class; (2) one is the management director (the "Class I Management Director"), who is currently our Chief Executive Officer, Joseph A. Mills; and (3) three directors are appointed by the NGP Parties (the "NGP Appointed Directors").

        The Board, including the Elected Directors, has been divided into three classes: Class I, Class II and Class III. The Elected Director designated in the Limited Liability Company Agreement of G&P to Class I served for an initial term and was re-elected at the 2011 annual meeting with a term expiring at our 2014 annual meeting. The directors designated as Class II Elected Directors served for an initial term and were re-elected at the 2012 annual meeting with a term expiring at our 2015 annual meeting. The directors designated as Class III Elected Directors are serving for an initial term that expires at the 2013 Annual Meeting. Elected Directors duly elected at an annual meeting are elected for a three-year term, or until their successors are duly elected and qualified or until their earlier resignation or removal.

        The Class III Elected Directors whose terms expire at the 2013 Annual Meeting are Peggy A. Heeg and Philip B. Smith. Based on the recommendation of the Nominating & Governance Committee, the Elected Directors of the Board have nominated, and the Board has ratified the nomination of, Ms. Heeg and Mr. Smith for re-election as Class III Elected Directors for a term of three years, until the Partnership's annual meeting to be held in 2016, or until their successors are duly elected and qualified or until their earlier resignation or removal. We did not pay any third-party fees to assist in the process of identifying or evaluating the Class III Elected Director nominees, nor did we receive a Class III Elected Director nomination from any unitholder. In addition, the deadline for unitholder nominations has passed. Each Class III Elected Director nominee is currently a director, has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected. Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the proxy holders will vote for the election of such other person(s) as may be nominated by the Board.

        Unitholders may not cumulate their votes in the election of Elected Directors.

        The remaining Class III director is David W. Hayes, who currently serves as the Class III NGP Appointed Director. Mr. Hayes' term expires at the 2013 Annual Meeting. The Partnership Agreement provides that the NGP Parties have the ability to appoint a person to fill the expiring seat of the Class III NGP Appointed Director at the Annual Meeting. The NGP Parties may reappoint Mr. Hayes, or they may appoint another individual of their choosing at the 2013 Annual Meeting.

        Certain individual qualifications and skills of our directors that contribute to the Board's effectiveness as a whole are described below in each director's biographical information, which is located under "Board of Directors and Executive Officers."

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE "FOR" THE CLASS III ELECTED DIRECTOR NOMINEES LISTED ABOVE.

 PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Introduction

        The Board recognizes that executive compensation is an important matter for our unitholders. As described in detail in the "Compensation Discussion and Analysis" ("CD&A") section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executive officers based on performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives' long-term interests with the interests of our unitholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives' commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and unitholder interests and concerns. Please refer to the "2012 Compensation Program Highlights" section of CD&A, which discusses the key compensation decisions we made during 2012 in furtherance of our compensation philosophy and policies.

        As described in CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our unitholders and that the total compensation package provided to the named executive officers (including potential payouts upon a termination or change of control) are reasonable and not excessive. As you consider this Proposal 2, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in the "Compensation of Directors and Executive Officers" section of this proxy statement.

        Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires a non-binding advisory "Say on Pay" vote and gives our unitholders the opportunity to express their views on the compensation of the named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers. We welcome the opportunity to hear from our unitholders through this vote.

        As an advisory vote, Proposal 2 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our unitholders and will carefully consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the named executive officers' compensation as disclosed in this proxy statement, we will consider our unitholders' concerns and will evaluate whether any actions are necessary to address those concerns.

Current Frequency of Unitholder Advisory Votes on the Compensation of Named Executive Officers

        Based on the voting results at the 2011 Annual Meeting of Limited Partners with respect to the frequency (the "Frequency Vote") of advisory votes on the compensation of the named executive officers, the Board decided to include an advisory vote on the compensation of named executive officers in the Partnership's proxy materials on an annual basis. Therefore, the next unitholder advisory vote on the compensation of named executive officers is scheduled to occur at the Partnership's 2014 Annual Meeting of Limited Partners. The next Frequency Vote is required to be held no later than the annual or other meeting of unitholders held in the sixth calendar year after the Partnership's 2011 Annual Meeting of Limited Partners.

Text of the Resolution to be Adopted

        We are asking unitholders to vote "FOR" the following resolution:

        RESOLVED, that the unitholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement for Eagle Rock Energy Partners, L.P.'s 2013 Annual Meeting of Unitholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE "FOR" THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

 PROPOSAL 3: VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM OF THE PARTNERSHIP TO EXAMINE,
AUDIT AND REPORT TO UNITHOLDERS ON THE CONSOLIDATED FINANCIAL
STATEMENTS OF OUR PARTNERSHIP AND ITS SUBSIDIARIES FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2013

General

        At the 2013 Annual Meeting, our unitholders are being asked to ratify the Audit Committee's appointment of KPMG LLP ("KPMG") as our independent registered public accounting firm to examine, audit and report to unitholders on the consolidated financial statements of our Partnership and its subsidiaries for the fiscal year ending December 31, 2013.

        As a matter of good governance, we are submitting the selection of KPMG to unitholders for ratification. In the event of a negative vote on such ratification, the Audit Committee may reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Partnership and its unitholders. A representative of KPMG is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

        On March 18, 2011, the Audit Committee of the Board approved the replacement of Deloitte & Touche LLP ("Deloitte") with KPMG. The Partnership notified Deloitte of its dismissal on March 18, 2011. For the year ended December 31, 2010, Deloitte's audit reports on our financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, the audit report of Deloitte on the effectiveness of internal control over financial reporting as of December 31, 2010 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the year ended December 31, 2010, and in the subsequent interim period through March 18, 2011, there were (1) no disagreements between us and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (2) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        We provided Deloitte, prior to the time we filed with the SEC, with a copy of our intended disclosures regarding the appointment of KPMG, as ultimately disclosed in a Current Report on Form 8-K (the "Report") filed with the SEC on March 23, 2011. We requested that Deloitte furnish a letter addressed to the SEC stating whether or not it agreed with the statements made therein. A copy of Deloitte's letter dated March 23, 2011 was attached as Exhibit 16.1 to the Report. In its letter, Deloitte either agreed with our statements or stated it had no basis on which to agree or disagree, as applicable.

        During the period from January 1, 2011 through the date of KPMG's engagement, we did not consult with KPMG regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements.

        In deciding to engage KPMG, the Audit Committee reviewed auditor independence and existing commercial relationships with KPMG, and concluded that KPMG had no commercial relationship with us that would impair its independence. During the period from January 1, 2011 through the date of KPMG's engagement, neither we nor anyone acting on our behalf consulted with KPMG on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Fees Paid to Auditor

	KPMG
	2012	2011
Audit Fees(1)	$1,638,000	$1,472,500
Audit-Related Fees(2)	—	79,725

Total	$1,638,000	$1,552,225

(1)
Includes fees for audits of annual financial statements of our companies, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including reviews of interim financial statements, audits of businesses acquired and other customary documents filed with the SEC.

(2)
Includes fees related to consultations concerning financial accounting and reporting standards.

Audit Committee Pre-Approval Policies and Procedures

        Pursuant to the charter of the Audit Committee, the Audit Committee is responsible for the oversight of our accounting, reporting and financial processes. The Audit Committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our independent registered public accounting firm; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our independent registered public accounting firm; and to establish the fees and other compensation to be paid to our independent registered public accounting firm. The Audit Committee also oversees and directs our internal auditing program and reviews our internal controls.

        The Audit Committee has a process for the pre-approval of audit and permitted non-audit services provided by our independent registered public accounting firm. The policy requires that all services provided by our independent registered public accounting firm, including audit services, audit-related services, tax services and other services, be pre-approved by the Audit Committee, and all such services were so pre-approved during 2011 and 2012.

Text of the Resolution to be Adopted

        We are asking unitholders to vote "FOR" the following resolution:

        RESOLVED, that the unitholders confirm, approve and ratify the appointment of KPMG as independent registered public accounting firm of the Partnership to examine, audit and report to unitholders on the consolidated financial statements of the Partnership and its subsidiaries for the fiscal year ending December 31, 2013.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE PARTNERSHIP TO EXAMINE, AUDIT AND REPORT TO UNITHOLDERS ON THE CONSOLIDATED FINANCIAL STATEMENTS OF OUR PARTNERSHIP AND ITS SUBSIDIARIES FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

 BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

        As with most publicly-traded limited partnerships, we do not have a board of directors or employees, but instead our general partner manages our operations and activities on our behalf. Because our general partner is a limited partnership, its general partner, Eagle Rock G&P LLC ("G&P"), makes all determinations on behalf of our general partner, including determinations related to the conduct of our business and operations. As a result, the executive officers of G&P, under the direction and oversight of the Board, make all decisions on behalf of our general partner with respect to the conduct of our business and operations.

        The following table provides information regarding the executive officers and the members of the Board as of April 4, 2013. Executive officers are not appointed for a specific term and instead serve at the discretion of the Board in their respective offices until they resign or their employment is terminated and they are removed from office by the Board. Directors (other than the Class I Management Director) generally are elected or appointed, as applicable, to three-year terms, or until their successors are duly elected and qualified or until their earlier resignation or removal. The Class III Elected Directors (Peggy A. Heeg and Philip B. Smith) are serving for an initial term that expires at the 2013 Annual Meeting. If the Class III Directors are re-elected at the 2013 Annual Meeting, their term will expire at the annual meeting of unitholders to be held in 2016. The director designated as the Class I Elected Director (William K. White) is serving for a term that expires at the annual meeting to be held in 2014. The directors designated as the Class II Elected Directors (William A. Smith and Herbert C. Williamson, III) are serving for a term that expires at the annual meeting to be held in 2015. Successors to the class of Elected Directors whose term expires at an annual meeting will be elected for a three-year term, or until their successors are duly elected and qualified or until their earlier resignation or removal.

        There are no family relationships among any of the directors or executive officers of G&P. In addition, there are no arrangements or understandings between any of our executive officers and any other person pursuant to which any person was selected as an executive officer. Please see "Governance Matters—The Board—Board Composition" for information regarding the arrangements and understanding between our directors and director nominees pursuant to which our directors or director nominees were or are to be selected as a director or director nominee.

Name	Age	Position with our General Partner
Joseph A. Mills	53	Chairman and Chief Executive Officer, Class I Management Director
Jeffrey P. Wood	42	Senior Vice President, Chief Financial Officer and Treasurer
Charles C. Boettcher	39	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Steven G. Hendrickson	51	Senior Vice President, Technical Evaluations
Joseph E. Schimelpfening	51	Senior Vice President, Upstream Business
Roger A. Fox	52	Senior Vice President, Midstream Business
Robert D. Hallett	51	Senior Vice President, Business Development
Christopher D. Ray	43	Class I NGP Appointed Director
William K. White†	70	Class I Elected Director
William J. Quinn	42	Class II NGP Appointed Director
William A. Smith†	68	Class II Elected Director
Herbert C. Williamson, III†	64	Class II Elected Director
David W. Hayes	38	Class III NGP Appointed Director
Peggy A. Heeg*†	53	Class III Elected Director
Philip B. Smith*†	61	Class III Elected Director

*
Standing for re-election to the Board.

†
Independent directors.

Executive Officers of G&P

        Joseph A. Mills' biographical information is located under "—Directors of G&P" below.

        Jeffrey P. Wood was elected Senior Vice President and Chief Financial Officer of G&P in January 2009. On March 11, 2009, Mr. Wood was appointed Treasurer of G&P. From August 2006 to December 2008, Mr. Wood was a senior vice president and portfolio manager in the private equity division of Lehman Brothers Holdings, Inc., a global financial services firm. From July 2001 through August 2006, Mr. Wood worked for Lehman Brothers in its natural resources investment banking practice. Mr. Wood's primary focus area during his tenure at Lehman Brothers was the energy industry and specifically the master limited partnership sector.

        Charles C. Boettcher was elected Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of G&P in August 2007. Prior to joining Eagle Rock, Mr. Boettcher was in the law firm of Thompson & Knight, LLP from 1999 to August 2007, serving as an associate through 2005 and as a partner from 2006 to August 2007. During his eight years at Thompson & Knight, Mr. Boettcher practiced law in the Corporate and Securities department, was a member of the Energy practice group and focused his practice on private equity and mergers and acquisitions in the oil and gas industry, as well as securities compliance and disclosure for public companies.

        Steven G. Hendrickson was elected Senior Vice President of Technical Evaluations of G&P in May 2007. From May 2006 to May 2007, Mr. Hendrickson was Vice President of Engineering for Montierra Minerals & Production, L.P., a privately held limited partnership that acquires, invests in and actively manages oil and gas mineral and royalty interests in the United States. From April 2005 to May 2006, he was in private engineering practice. From March 1999 to April 2005, Mr. Hendrickson was Director of Reservoir Engineering and held various other management positions with El Paso Corporation, a public oil and gas company. Mr. Hendrickson is a licensed Petroleum Engineer in the State of Texas, and is a member of the Society of Petroleum Engineers and the Society of Petroleum Evaluation Engineers.

        Joseph E. Schimelpfening was elected Senior Vice President, Upstream and Minerals Business of G&P in October 2008. Mr. Schimelpfening's title changed to Senior Vice President, Upstream Business in May 2010 following the sale of our minerals business. From May 2007 to October 2008, Mr. Schimelpfening served as Senior Vice President of E&P Operations and Development for G&P. From May 2006 to May 2007, Mr. Schimelpfening was Vice President of Operations and Development for Montierra Minerals & Production, L.P. From May 2005 until May 2006, Mr. Schimelpfening was Division Operations Manager for El Paso Corporation. Mr. Schimelpfening is a licensed engineer in Texas.

        Roger A. Fox was elected Senior Vice President, Midstream Business of G&P on March 26, 2012. Until December, 2011, Mr. Fox was employed by BG Group plc, a major United Kingdom-based integrated oil and gas company. From October 2009 to December 2011, Mr. Fox was President of TGGT Holdings, a joint venture between BG Group plc and EXCO Resources. TGGT Holdings is a private midstream company. From September 2006 to September 2009, Mr. Fox was President of Karachaganak Operating Company, a major upstream BG Group plc venture based in Kazakhstan. Mr. Fox is a licensed professional engineer and member of the Institution of Mechanical Engineers and Institution of Gas Engineers & Managers in the United Kingdom.

        Robert D. Hallett was elected Vice President, Business Development of G&P in November 2010. On March 26, 2012, Mr. Hallett was promoted to the position of Senior Vice President, Business Development. From 2009 to 2010, Mr. Hallett served as the Managing Director and the head of the Houston office for FBR Capital Markets, an investment bank. From 2000 to 2009, Mr. Hallett served as a managing director in the Mergers & Acquisitions Group as well as the Energy Investment Banking Group of RBC Capital Markets, an investment bank, where he focused on the origination and execution of mergers and acquisitions primarily in the E&P and midstream area.

Directors of G&P

        The Board believes that each of our directors is highly qualified to serve as a member of the Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of the Board. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions with some of the most reputable organizations in the world. The Board also has considered the fact that all of our directors have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. The Board believes that through their varying backgrounds, our directors bring a wealth of experiences and new ideas to the Board.

        Described on the following pages are the principal occupations and positions and directorships for at least the past five years of our directors and director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve on the Board.

        Joseph A. Mills was elected Chairman of the Board and Chief Executive Officer of G&P in May 2007. Additionally, Mr. Mills has served since April 19, 2006, and will continue to serve for the foreseeable future, as Chief Executive Officer and as a manager of Montierra Management LLC, which is the general partner of Montierra Minerals & Production, LP. From September 2003 to January 2006, Mr. Mills was the Senior Vice President of Operations for Black Stone Minerals Company, LP, a privately held company. From March 2001 to August 2003, Mr. Mills was a Senior Vice President of El Paso Production Company, and from October 1999 to March 2001, Mr. Mills was a Vice President of El Paso Production Company, a wholly-owned subsidiary of El Paso Corporation. Prior to joining El

Paso, Mr. Mills held various executive and senior-level management positions with Sonat Exploration Company, a wholly-owned subsidiary of Sonat, Inc.

        Christopher D. Ray was appointed as a Director of G&P in June 2011. Mr. Ray joined NGP in 2003 and was promoted to Managing Director in 2007 and to Senior Managing Director in 2012. He also currently serves as NGP's general counsel, since 2003. Previously, Mr. Ray served as a partner in the law firm of Thompson & Knight, LLP. He practiced in the Corporate and Securities group in Dallas for eight years, working on investment and corporate financing transactions, including the formation and capitalization of investment funds, portfolio company investments and exits, mergers and acquisitions, securities law compliance and public and private debt and equity offerings.

        William K. White has been a Director of G&P since October 2006, serves as Chairman of the Audit Committee and was appointed to the Compensation Committee effective February 7, 2012. Mr. White also serves as the audit committee financial expert. Mr. White is a retired oil and gas executive. From May 2005 to September 2007, he served as an independent director and member of the audit and compensation committees of the board of directors of Teton Energy Corporation, a public company. From July 2008 through December 2008, Mr. White served as independent director, audit committee chairman and member of the compensation committee of CRC-Evans International, Inc., an affiliate of a portfolio company of NGP. From September 1996 to November 2002, Mr. White was Vice President, Finance and Administration and Chief Financial Officer for Pure Resources, Inc., an NYSE-listed independent oil and gas producer. In December, 2012, Mr. White was appointed, as an independent director, to the board of directors of NGP Capital Resource Company.

        William J. Quinn has been a Director of G&P since March 2006. Mr. Quinn previously served as Chairman of the Board of G&P from January 2007 to May 2007. Mr. Quinn served as a member of the Compensation Committee from March 2006 to February 2010, and served as chairman of the Compensation Committee from March 2006 to February 2008. Mr. Quinn served as a director of Eagle Rock Pipeline, L.P. from December 2005 to March 2006 and Eagle Rock Energy, Inc. from December 2003 through December 2005. Mr. Quinn is the Executive Vice President of NGP Energy Capital Management, a natural resources investment company, and is a managing partner of the Natural Gas Partners private equity funds and has served in those or similar capacities since 1998. He currently serves on the investment committee of NGP Capital Resources Company, a business development company that focuses on the energy industry and as a director of Resolute Energy Corporation, a publicly traded independent oil and gas company.

        William A. Smith has been a Director of G&P since September 2007 and has served as chairman of the Compensation Committee since February 2008, as a member of the Conflicts Committee since September 2007, and as a member of the Nominating & Governance Committee since April 2012. Mr. Smith previously served as a member of the Audit Committee from September 2007 until April 2012. Mr. Smith has served as the Board's Lead Director since February 2011. Mr. Smith has served as a Managing Director and partner in Galway Group, L.P., an energy advisory and investment banking firm, from August 2002 until April 2012, when he retired from the firm. From October 1999 to June 2002, Mr. Smith was executive vice president of El Paso Corporation. Prior to the merger of Sonat Inc. with El Paso Corporation in 1999, Mr. Smith was executive vice president and general counsel of Sonat, Inc. Mr. Smith currently serves as a member of the board of directors and audit committee of the board of directors of El Paso Pipeline GP Company, LLC, the general partner of El Paso Pipeline Partners, L.P.

        Herbert C. Williamson, III has been a Director of G&P, LLC since July 2010. He has served as the Chairman of the Conflicts Committee since December 2010, as a member of the Compensation Committee since October 2010, and as a member of the Audit Committee since April, 2012. Mr. Williamson previously served as a member of the Nominating & Governance Committee from October 2012 until April 2012. Mr. Williamson currently serves as a director of Merlon Petroleum

Company and ZaZa Energy Corporation and previously served as a director of Petrohawk Corp. from 2005 through 2007 and Westside Energy Corp. from 2004 through 2007. Prior to his retirement in 2002, Mr. Williamson held various positions with energy companies and investment banks including Petrie Parkman & Co., Merlon Petroleum Company, Seven Seas Petroleum Company and Credit Suisse First Boston Corporation.

        Peggy A. Heeg has been a Director of G&P since July 2010. She has served as a member of the Conflicts Committee since December 2010, as the Chairman of the Nominating & Governance Committee since October 2010, and as a member of the Audit Committee since October 2010. Ms. Heeg has been a partner at Fulbright & Jaworski L.L.P., an international law firm, since 2004, is co-chair of Fulbright's Corporate Governance Practice Group, and a member of Fulbright's Energy Practice group. Prior to 2004, Ms. Heeg held various positions at El Paso Corporation, including serving as Executive Vice President and General Counsel from 2001 through 2003. Ms. Heeg served as attorney and advisor at the Federal Energy Regulatory Commission prior to her time at El Paso.

        Philip B. Smith has been a Director of G&P since October 2006 and has served as a member of the Nominating & Governance Committee since October 2010. Mr. Smith previously served on the Compensation Committee and Audit Committees until October 2010. Since April 2002, Mr. Smith has been administering estates and managing private investments. From January 1999 until March 2002, Mr. Smith was Chief Executive Officer and Chairman of the board of directors of Prize Energy Corp. From 1996 until 1999, Mr. Smith served as a director of HS Resources, Inc. and of Pioneer Natural Resources Company and its predecessor, MESA, Inc.

        David W. Hayes was appointed as a Director of G&P in November 2011. Mr. Hayes joined NGP in 1998 and was promoted to Managing Director in 2008. He also currently serves as NGP's Director of Corporate Finance. Prior to joining NGP, Mr. Hayes was a member of Merrill Lynch's Energy Investment Banking group in Houston, Texas, where he focused on mergers and acquisitions and financings in the exploration and production and natural gas pipeline industries.

Qualifications for All Directors

        To be considered for Board membership, each director must possess the qualifications, skills and financial literacy generally appropriate for public board membership. In the textual description below, we identify key qualifications and skills that our directors bring to the Board, in addition to baseline competencies, that are important in light of the Partnership's strategic direction. The lack of an "X" does not mean the director does not possess that qualification or skill; rather, an "X" in the chart below indicates that the listed qualification or skill is a specific reason that the director has been nominated to serve on the Board and/or is a particular area of focus or expertise upon which the Board currently relies.

Director/Category	Joseph A. Mills	Christopher D. Ray	William K. White	William J. Quinn	William A. Smith	Herbert C. Williamson, III	Peggy A. Heeg	Philip B. Smith	David W. Hayes
Leadership	X		X		X	X	X	X	X
Finance	X	X	X	X		X		X	X
Energy	X	X	X	X	X	X	X	X	X
Regulatory		X			X		X
Strategic Thinking	X	X	X	X	X	X	X	X	X
Corporate Governance	X	X			X	X	X	X	X
Legal		X			X		X
Public Board Experience			X	X	X	X		X
Accounting			X

Qualitative Discussion of Director Qualifications, Attributes and Skills

        Joseph A. Mills—The Board believes that Mr. Mills brings leadership, operational, managerial and strategic expertise to the Board and the Partnership. Mr. Mills' experience as Chief Executive Officer of Montierra Minerals & Production, L.P., where he focused on the stable cash-flow business of minerals, royalties and non-operated working interests, specifically benefits the Board and the Partnership as we strive to achieve one of our primary objectives of stable distribution of cash to our unitholders. In addition, his executive and operational expertise, transactional background and business development experience with El Paso Corporation and Sonat Exploration Company is a valuable resource in leading our midstream and upstream operations, growth strategy and the management of our employees. Collectively, these experiences provide invaluable guidance in the operational aspects of the Partnership and the management and leadership of the Board.

        Christopher D. Ray—The Board believes that Mr. Ray brings a broad range of legal and energy-related knowledge to the Board and the Partnership through his extensive experience in structuring, negotiating and executing energy-related transactions. The Board believes that Mr. Ray's energy investment experience and knowledge, as well as legal background, are valuable resources for the Board. The analytical skills that Mr. Ray has developed through his career, as well as his experience and general energy-related knowledge provide an important skill-set and valuable perspective to the Board as we evaluate transactions, investments and other opportunities.

        William K. White—The Board believes that Mr. White brings substantial experience to the Board and the Partnership through his extensive work in public and private equity and debt placements, administrative and operational restructuring, debt renegotiations and mergers and asset acquisitions. Mr. White has served in many capacities with several energy companies including positions as: (1) chief financial officer of three publicly-traded energy companies, (2) a member of the board of directors of both private and public companies, (3) chairman of audit committees, (4) a conflicts committee member, and (5) a compensation committee member. The Board believes that Mr. White's commercial banking and mezzanine finance background, expertise in finance-related activities, thorough understanding of audit and accounting-related matters and experience with numerous energy companies as a senior financial officer in both the private and public sectors provides significant insight, value and perspective to the Board, our Audit Committee (as chairman and designated "financial expert") and the Partnership.

        William J. Quinn—The Board believes that Mr. Quinn brings skills to the Board and the Partnership with his understanding and experiences in the energy industry and specifically with respect to his abilities in analysis of transactions and investment opportunities. Mr. Quinn has served in various capacities in the energy industry, including his present positions as co-manager of NGP's investment portfolio, and as a board member of a public company. In this role, Mr. Quinn is active in NGP's investment process and oversees the ongoing development of proprietary transaction and analysis tools. The analytical skills that Mr. Quinn has developed through his career provide the Board and the Partnership a valuable resource as we evaluate transactions, investments and other opportunities.

        William A. Smith—The Board believes that Mr. Smith brings legal and business expertise to the Board and the Partnership through his experiences as general counsel and executive of Sonat, Inc. and his executive positions at El Paso Corporation and other energy companies. Through his work in the energy industry, Mr. Smith has accumulated knowledge and experience in the liquefied natural gas ("LNG") markets, which knowledge and experience the Board utilizes as it considers the impact LNG could have on natural gas and the Partnership. Mr. Smith also has significant experience serving as a board member of other domestic and international energy companies. The Board believes Mr. Smith's industry experience as an executive, board member and attorney provides an important skill set and perspective to the Board.

        Herbert C. Williamson, III—The Board believes that Mr. Williamson brings extensive energy and investment banking knowledge to the Board and the Partnership through his experiences with various energy companies and investment banking firms. Mr. Williamson has been involved in numerous complex energy-related acquisitions, divestitures, mergers and financing transactions. These experiences, combined with Mr. Williamson's board service, provide over 30 years of experience to the Board and the Partnership, which the Board believes is particularly helpful in evaluating prospective growth and financing opportunities.

        Peggy A. Heeg—The Board believes that Ms. Heeg brings to the Board and to the Partnership business, management, legal, regulatory and corporate governance expertise specific to the energy industry through her experiences as an executive officer of El Paso Corporation, as a partner at Fulbright & Jaworski L.L.P. and as an attorney at the Federal Energy Regulatory Commission. The Board believes Ms. Heeg's in-depth knowledge of energy regulation and corporate governance provides an important resource to the Board.

        Philip B. Smith—The Board believes that Mr. Smith brings a valuable engineering and analytical perspective to the Board and the Partnership through his engineering background and business knowledge. He has served as a director and chief executive officer of several energy companies and brings those experiences and insight to the Board as it oversees the conduct of the Partnership. The Board believes Mr. Smith's entrepreneurial abilities, combined with his practical experiences as an executive officer and director, have engendered resourceful ideas in furthering the strategies of the Partnership.

        David W. Hayes—The Board believes that Mr. Hayes brings valuable energy-related knowledge and experience to the Board and the Partnership through his extensive experience in analyzing, structuring, negotiating and executing energy-related transactions, including commodities derivative transactions. The Board believes Mr. Hayes' knowledge of capital markets, corporate finance, and in particular, commodities markets, provides an important resource to the Board as we evaluate transactions, including hedging transactions, investments and other opportunities.

GOVERNANCE MATTERS

General Background

        Under the Partnership Agreement, our general partner has full power and authority to do all things, other than those items that require unitholder approval, on such terms as it determines to be necessary or appropriate to conduct our business. The Partnership Agreement provides that our general partner, to the fullest extent permitted by law, shall be free of any fiduciary duty or obligation to us or to the unitholders. However, in accordance with the Partnership Agreement, our general partner typically must act in "good faith" when making decisions on behalf of the Partnership. The Partnership Agreement further provides that in order for a determination by our general partner to be made in "good faith," our general partner must believe that the determination is in the best interests of the Partnership.

        Because our general partner is a limited partnership, its general partner, G&P, makes all determinations on behalf of our general partner, including determinations related to the conduct of our business and operations. As a result, the executive officers of G&P, under the direction of the Board, make all decisions on behalf of our general partner with respect to the conduct of our business and operations. Unitholders are not entitled to directly or indirectly participate in our management or operation. Our general partner may be removed by the unitholders, subject to the satisfaction of various conditions that are difficult to meet.

        The Partnership Agreement provides that an annual meeting of the limited partners for the election of certain directors to the Board will be held each year or at such other date and time as may be fixed from time to time by our general partner. At each annual meeting, the limited partners entitled to vote thereon, which excludes the NGP Parties, will vote as a single class for the election of the Elected Director nominees, and the limited partners entitled to vote thereon, which excludes the NGP Parties, will elect by a plurality of the votes cast at such meeting persons to serve on the Board who are nominated in accordance with the provisions of the Partnership Agreement. See "Voting Requirements for the Annual Meeting" for additional information.

Our Governance Practices

        We are committed to sound governance principles. To evidence this commitment, the Board has adopted charters for its committees (as described in more detail below), Governance Guidelines, a Code of Business Conduct and Ethics and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the "Financial Code of Ethics"). These documents provide the framework for our governance. A complete copy of the current version of each of these documents is available on our website at www.eaglerockenergy.com or in print, free of charge, to any unitholder who requests it by contacting us by mail at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002, Attention: Investor Relations, or by telephone at (281) 408-1390. The Board regularly reviews corporate governance developments and modifies our governance documents as appropriate.

The Board

  Board Composition

        The Board currently has a total of nine members:

  •
  five Elected Directors, three of whom must be independent;

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  one Class I Management Director, who currently is our Chief Executive Officer, Joseph A. Mills; and

  •
  three NGP Appointed Directors.

        An Elected Director may be removed only for cause upon the vote of a majority of other Elected Directors. An NGP Director may be removed at any time by the NGP Parties or for cause by a majority of the remaining directors. In addition, if at any time the NGP Parties' ownership interest in our outstanding common units falls below 20% or 10%, and a majority of the Elected Directors adopts an appropriate resolution, Natural Gas Partners will only have the right to appoint two or one NGP Appointed Directors, respectively. If the NGP Parties' ownership interest in our outstanding common units falls below 5% and a majority of the Elected Directors adopts an appropriate resolution, then all of our directors will be elected by our common unitholders. Any director seats that the NGP Parties lose the right to appoint become Elected Director seats in the same Class as specified currently, with the NGP Parties choosing which seat or seats to relinquish.

        At present, the directors and the Class in which each such director is a member are as follows:

Class I	Class II	Class III
Joseph A. Mills (Management)	William J. Quinn (NGP Appointed)	David W. Hayes (NGP Appointed)
Christopher D. Ray (NGP Appointed)	William A. Smith (Elected)	Peggy A. Heeg (Elected)
William K. White (Elected)	Herbert C. Williamson, III (Elected)	Philip B. Smith (Elected)

        Joseph A. Mills, as Chief Executive Officer of G&P, is the Class I Management Director and is automatically a member of the Board. The Partnership Agreement provides that the NGP Parties have the ability to appoint a person to fill the expiring seat of the Class III NGP Appointed Director at the Annual Meeting. David W. Hayes currently serves as the Class III NGP Appointed Director, and his term expires at the Annual Meeting. The NGP Parties may reappoint Mr. Hayes, or they may appoint another individual of their choosing at the Annual Meeting.

  Board Experience and Leadership

        As set forth in our Governance Guidelines, we periodically evaluate our governance structure and select the Chairman of the Board based on an evaluation of the interests of the Partnership and its unitholders. We do not currently have a policy as to whether the positions of Chairman of the Board and Chief Executive Officer should be combined. Rather, we select the Chairman of the Board based on the circumstances facing the Partnership, an evaluation of the strengths of the Board and its directors and the strength of the Partnership's overall governance structure.

        Joseph A. Mills has served as the Chairman of the Board and Chief Executive Officer of G&P since joining Eagle Rock in 2007. We currently believe that maintaining this combined role remains in the best interest of the Partnership and its unitholders. Several factors have led to this determination. First, Mr. Mills' in-depth knowledge of, and experience in, our business, history, structure and organization facilitates timely communications between management and the Board. Second, Mr. Mills has proven to be an integral bridge between the Board and management by encouraging direct and open discussion. Third, maintaining the combined Chairman and Chief Executive Officer positions contributes to a consistent strategy and direction for the Partnership and the investing public by alleviating potential ambiguities in the decision-making process.

        In addition, the Board has appointed an independent Lead Director to act as a liaison between the independent board members and management. The Lead Director provides input to the Chairman in establishing the Board's agenda, presides over Board meetings in the absence of the Chairman, presides over and sets the agenda for meetings of the independent directors, and presides over and sets the agenda for meetings of the non-management directors. William A. Smith was appointed as the Lead Director of our Board in February, 2011 and continues to serve in that capacity.

  Director Independence

        We have a majority of independent directors even though our Partnership Agreement requires us to have only three independent directors, and the listing standards of the NASDAQ Stock Market LLC do not require a listed limited partnership like us to have a majority of independent directors on the Board. The Board has determined that Messrs. William K. White, William A. Smith, Herbert C. Williamson, III, Philip B. Smith and Ms. Peggy A. Heeg each meet the independence standards established by The NASDAQ Stock Market LLC and applicable rules and requirements of the SEC.

  Attendance at Board Meetings; Frequency of Committee Meetings

        During the fiscal year ended December 31, 2012, our Board held eight meetings, the Audit Committee held nine meetings, the Compensation Committee held 4 meetings, the Nominating & Governance Committee held 4 meetings and the Conflicts Committee met once. Each individual serving as a director during such period attended at least 75% of the aggregate meetings of our Board and the committees of our Board on which each such individual director served.

  Executive Sessions

        Our independent directors (which are currently all of the Elected Directors) and non-management directors (including independent directors) each periodically meet separately in executive sessions, typically in connection with a regular meeting of the Board or a Board committee.

  Director Attendance at Annual Meetings of Limited Partners

        Board members are encouraged, but not required, to attend the annual meetings of limited partners. Joseph A. Mills, Peggy. A. Heeg, William A. Smith and William K. White attended the 2012 Annual Meeting.

Committees of the Board

        The Board has four standing committees: the Audit Committee, the Compensation Committee, the Conflicts Committee and the Nominating & Governance Committee (collectively, the "Committees"). The Board, in its business judgment, has determined that each of the Audit and Conflicts Committees is comprised entirely of independent directors in accordance with the listing standards of The NASDAQ Stock Market LLC and applicable rules and requirements of the SEC. Although the Compensation and Nominating & Governance Committees are not required to be comprised entirely of independent directors, at this time they are comprised entirely of independent directors. Each committee is governed by a written charter approved by the Board, which are available on our website at www.eaglerockenergy.com.

  Audit Committee

        Pursuant to its charter, the purpose of the Audit Committee is to:

  •
  oversee the accounting and financial reporting processes of the Partnership and audits of the Partnership's financial statements;

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  assist the Board in monitoring the integrity of the Partnership's financial statements;

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  evaluate the qualifications and independence of the Partnership's independent accountants;

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  oversee the performance of the Partnership's internal control over financial reporting and internal and external audit functions;

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  oversee the Partnership's compliance with legal and regulatory requirements related to the Partnership's financial operations and hedging activities;

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  prepare the report to be included in the Partnership's proxy statement for its annual meeting of unitholders as required by the rules of the SEC; and

  •
  perform such other functions as the Board may delegate to the Audit Committee.

        The Audit Committee currently consists of William K. White (Chairman), Peggy A. Heeg and Herbert C. Williamson, III. The Board has determined that all members of the Audit Committee are independent as that term is defined under the listing standards of The NASDAQ Stock Market LLC and Rule 10A-3 promulgated under the Exchange Act. The Board also has determined that each member of the Audit Committee is financially literate. Further, the Board has determined that Mr. White and Mr. Williamson are "audit committee financial experts" following a determination that they each met the criteria for such designation under the SEC's rules and regulations. For information regarding Mr. White's and Mr. Williamson's business experience, see "Board of Directors and Executive Officers."

        The report of the Audit Committee appears under the heading "Audit Committee Report" below.

  Compensation Committee

        Pursuant to its charter, the purpose of the Compensation Committee is to:

  •
  establish and oversee the Partnership's and G&P's overall compensation structure, practices, programs and reporting;

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  set the compensation for officers of G&P at the vice president level or above and such employees of G&P as the Compensation Committee shall determine in its discretion or as may be referred to the Compensation Committee by the Board or the chief executive officer from time to time;

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  review and approve enterprise goals for the chief executive officer and individual goals for each Executive Officer (as defined by Regulation S-K under the Exchange Act) and evaluate the performance of the chief executive officer and each Executive Officer in light of such goals; and

  •
  perform such other functions as the Board may delegate to the Compensation Committee.

        The Compensation Committee currently consists of William A. Smith (Chairman), William K. White and Herbert C. Williamson, III.

        The report of the Compensation Committee appears under the heading "Compensation Committee Report" below. Except as otherwise restricted by the Partnership Agreement, the LLC Agreement or by applicable law or regulation, the Compensation Committee has the authority to delegate to any one or more of its members such authority as it deems appropriate from time to time under the circumstances.

        Please see "Compensation Discussion and Analysis—Methodology and Process" for additional information on the Compensation Committee's processes and procedures for the consideration and determination of executive compensation and "Compensation of Directors and Executive Officers—2012 Director Compensation" for additional information on its consideration and determination of director compensation.

  Conflicts Committee

        Pursuant to its charter, the primary purpose of the Conflicts Committee is to carry out the duties as set forth in the Partnership Agreement and the Third Amended and Restated Limited Liability

Company Agreement of G&P and to perform such other functions as the Board may request from or delegate to the Conflicts Committee.

        The Conflicts Committee currently consists of Herbert C. Williamson, III (Chairman), William A. Smith and Peggy A. Heeg.

  Nominating & Governance Committee

        Pursuant to its charter, the Nominating & Governance Committee has responsibility to:

  •
  develop and recommend to the Board governance guidelines for the Partnership and assist the Board in implementing those guidelines;

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  identify and recommend to the Elected Directors nominees for election or appointment as Elected Directors;

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  advise the Board as to Board and committee composition;

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  lead and facilitate performance evaluations for the Board and committees;

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  lead and facilitate Board and management succession planning; and

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  perform such other functions as the Board may assign to the Nominating and Governance Committee.

        The Nominating & Governance Committee currently consists of Peggy A. Heeg (Chairman), Philip B. Smith and William A. Smith.

  Role in Risk Oversight

        The Board, both directly and through its Audit, Compensation, Nominating and Governance, Conflicts and informal committee(s), oversees the Partnership's risk management. In assisting the Board, the Audit Committee is primarily responsible for the oversight of: (1) the integrity of the Partnership's financial statements and internal controls, (2) the accounting and financial reporting processes of the Partnership, and (3) internal and external audits of the Partnership's internal controls and financial statements. The Audit Committee additionally oversees the Partnership's compliance with legal and regulatory requirements related to the Partnership's financial operations and hedging activities. The Audit Committee also oversees and establishes procedures for the receipt, retention and treatment of compliance and other complaints, including complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of potential concerns regarding questionable accounting or auditing matters. The Audit Committee further reviews with our management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our financial risk assessment and financial risk management policies. In assisting the Board, the Compensation Committee is primarily responsible for oversight of risks related to compensation of our directors and officers as well as oversight of management's administration of the Partnership's 401k plan. The Nominating and Governance Committee assists the Board with oversight of risks associated with the Partnership's governance framework. In assisting the Board, the Conflicts Committee is primarily responsible for resolving any potential conflicts of interest between us and certain of our affiliates when the Board tasks the Conflicts Committee to resolve such conflicts. The Board retains ultimate oversight of compliance with legal and regulatory requirements, resolution of litigation and disputes, and environmental compliance, as well as other risk-related issues arising through the Partnership's operations, and may, as it deems appropriate, delegate certain specific oversight responsibilities to formal/standing or informal committees or sub-committees of the Board. Historically the Audit Committee has most often assisted the Board in its oversight with regard to these areas.

        Management has established an Enterprise Risk Committee, which is composed of our Chief Executive Officer and members of senior management. The Enterprise Risk Committee identifies, monitors and establishes risk mitigation mechanisms across the Partnership.

        The Enterprise Risk Committee receives regular reports from several standing management committees within the Partnership. These committees are comprised primarily of members of senior and mid-level management that have responsibility for assessing, monitoring and implementing risk mitigation measures under the direction of the Board and senior management. The management committees have a number of responsibilities, including risk oversight of the different functional areas of the Partnership. At this time, the primary management committees responsible for risk oversight are:

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  Risk Management—committee that monitors and mitigates our hedging risk, our counterparties' credit risk and risk associated with other finance-related activities;

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  Environmental, Health and Safety ("EH&S")—committee that monitors and mitigates risks associated with our employees/contractors, our property and the environment;

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  Disclosure Controls—committee that monitors and controls disclosures made in our public securities filings;

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  Information Management—committee that oversees information technology infrastructure procurement, implementation and integration, as well as oversees the implementation and administration of data management policies and procedures;

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  Human Resources—committee that monitors employee compensation benefit plans, policies and practices and mitigates risks associated therewith, including through oversight of our 401k investment committee; and

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  Insurance—committee that monitors company-wide insurance, coordinates with insurance brokers and mitigates insurable risk.

        The Enterprise Risk Committee reports directly to: (1) the Board with respect to matters arising from the Risk Management, EH&S, and Information Management Committees; (2) the Audit Committee with respect to matters arising from the Disclosure Controls Committee; and (3) the Compensation Committee with respect to matters arising from the Human Resources Committee. Certain of the executive officers who are members of the Enterprise Risk Committee, including the Chief Executive Officer, Chief Financial Officer and General Counsel, in turn, report material information to the Board and the Board committees. Through regular interaction and meetings with senior management, the Board and management discuss risk tolerance, potential risks and risk mitigation measures.

        To facilitate the flow of information between the Partnership and the Board and its committees, the Board has unfettered access to our management committees and our employees for purposes of gathering information and performing investigations. All directives of the Board to management and employees are to be given through Board action, or by a committee of the Board where appropriate and where the Board has duly delegated such committee the authority to make such directives. We believe the interaction among the Board, the Board committees, our Chief Executive Officer/Chairman and management committees provides for continuous and open lines of communication regarding, and oversight of, the various areas of risk that may affect us. The combination of the open lines of communication among the Board, Board committees and management committees and the fact that our Chief Executive Officer also serves as Chairman of the Board allows the Board to understand and address our material risks in a manner that effectively fulfills the Board's risk oversight function. See "—Board Leadership" for additional information on our choice of Chairman of the Board.

  Unitholder Communications with the Board

        Interested parties can communicate directly with the Board, or any director in particular, by mail in care of the Secretary, Eagle Rock Energy G&P, LLC, 1415 Louisiana Street, Suite 2700, Houston, Texas 77002.

        Our Secretary (or any successor to the duties thereof) will review each such communication received from unitholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by us relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by our Board. To the extent the subject matter of a communication relates to matters that have been delegated by our Board to a committee or to an executive officer, our Secretary may forward such communication to the executive or chairman of the committee to which such matter has been delegated. The acceptance and forwarding of communications to the members of our Board or an executive does not imply or create any fiduciary duty of our Board members or executive to the person submitting the communications.

Board Nomination Process

        Nominations of persons for election to the Board as Elected Directors may be made at an annual meeting of the limited partners only (1) by or at the direction of a majority of the Elected Directors on the Board or (2) by a limited partner who was a record holder of at least 10% of the Outstanding Units at the time the notice provided for in the Partnership Agreement is delivered to the general partner, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the Partnership Agreement, which are described in more detail below.

  Nomination of Director Candidates by Unitholders

        The Partnership Agreement provides that our common unitholders not affiliated with the NGP Parties are entitled to elect five of our nine directors. Nominations of directors for election to the Board as Elected Directors may be made at any annual meeting by any unitholder of record of at least 10% of Outstanding common units at the time of giving notice; provided that they comply with the requirements described below and in the section of this proxy statement entitled "Proposals for the 2014 Annual Meeting." While we do not have a policy that specifically addresses the consideration of director candidates recommended by unitholders, there would be no differences in the manner and criteria by which the Nominating & Governance Committee and the Board evaluate director candidates recommended by unitholders and those recommended by other sources.

        For any nominations brought before an annual meeting by a unitholder, the unitholder must give timely notice thereof in writing to our general partner. The notice must contain certain information as described in the Partnership Agreement. To be timely, a unitholder's notice must be delivered to our general partner not later than the close of business on the 120th calendar day, nor earlier than the close of business on the 135th calendar day, prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the unitholder must be so delivered not earlier than the close of business on the 135th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Partnership or our general partner).

        Only such persons who are nominated in accordance with the procedures set forth in the Partnership Agreement will be eligible to be elected at an annual meeting of limited partners to serve as Elected Directors. Notwithstanding the foregoing, unless otherwise required by law, if the unitholder

(or a qualified representative of the unitholder) does not intend to appear at the annual meeting of limited partners to present a nomination, the nomination will be disregarded notwithstanding that proxies in respect of such vote may have been received by our general partner or the Partnership.

        In addition to the provisions described above and in the Partnership Agreement, a unitholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder; provided however, that any references in the Partnership Agreement to the Exchange Act or the rules promulgated thereunder are not intended to and do not limit any requirements applicable to nominations pursuant to the Partnership Agreement, and compliance with the Partnership Agreement is the exclusive means for a limited partner to make nominations.

Board Qualifications; Consideration of Diversity

        Our Nominating & Governance Committee is responsible for identifying and recommending to the Board qualified individuals to be nominated to serve on the Board. The Board's objective is to select individuals that have a demonstrated record of integrity, sound business judgment, leadership, objectivity, independence of mind, and commitment. In selecting potential Board candidates, the Board considers, among other things, its obligations under the Partnership Agreement, diversity of background, diversity of experience, the existing skill-set of the Board and the needs of the Partnership. We discuss our directors' qualifications and characteristics under "Board of Directors and Executive Officers—Directors of G&P" above.

        Our Nominating & Governance Committee factors the effectiveness of our diversity policy into its annual evaluation of our Board and its committees. Part of this review focuses on whether or not the Board includes the appropriate skills and characteristics that reflect a diverse, effective board. We believe that the evaluation program has been designed such that any diversity-related deficiencies would be identified as part of the process. We believe that an absence of such deficiencies can be correlated with the success of our diversity policy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the fiscal year ended December 31, 2012, the Compensation Committee included the following directors: William A. Smith, Herbert C. Williamson, III and William K. White. None of the members of the Compensation Committee (1) was an officer or employee of the Partnership or of G&P, (2) was formerly an officer of the Partnership or of G&P or (3) had any relationship requiring disclosure under the SEC's rules governing disclosure of related person transactions. Additionally, no executive officer of G&P served as a member of the compensation committee or as a director of any entity while an executive officer of such entity was a member of our Board or the Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the directors and certain officers of G&P, and persons who own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5 with the SEC.

        Based solely on our review of the reporting forms and written representations provided to us from the persons required to file reports, we believe that each of the required reporting persons complied with the applicable reporting requirements for transactions in our securities during the year ended December 31, 2012, except that one Form 4 filed for Mr. Hallett, reporting a single transaction, was filed late.

 AUDIT COMMITTEE REPORT

        The Audit Committee (the "Audit Committee") of the Board of Directors (the "Board") of Eagle Rock Energy G&P, LLC, the general partner of Eagle Rock Energy GP, L.P., the general partner of Eagle Rock Energy Partners, L.P. (the "Partnership"), oversees the financial reporting process of the Partnership on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure.

        In fulfilling its oversight responsibilities, the Audit Committee:

  •
  reviewed and discussed the audited financial statements contained in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2012 with management and the independent registered public accounting firm, KPMG LLP;

  •
  discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended;

  •
  received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and discussed the independent registered public accounting firm's independence with the firm; and

  •
  considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

        Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2012.

Respectfully submitted by the Audit Committee,
William K. White, Chairman Peggy A. Heeg Herbert C. Williamson, III

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions

        The following members of the Board of G&P hold positions at NGP as set forth next to each person's name: William J. Quinn, Executive Vice President of NGP Energy Capital Management and a managing partner of the NGP private equity funds, Christopher D. Ray, Senior Managing Director and General Counsel of Natural Gas Partners, and David W. Hayes, Managing Director and Director of Corporate Finance of Natural Gas Partners.

        The Partnership does not directly employ any persons to manage or operate our business. Those functions are provided by G&P. We reimburse G&P for all direct and indirect costs of these services.

        Since January 1, 2012, we have been involved in several transactions involving affiliates of NGP. During the year ended December 31, 2012, the Partnership purchased approximately $2.7 million of natural gas from certain NGP portfolio companies, of which there was an outstanding accounts payable balance of $0.4 million as of December 31, 2012.

        In connection with the Partnership's June 2010 rights offering, certain warrants (the "Warrants") to purchase common units of the Partnership were issued to NGP and certain of its affiliates in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) thereunder. The Warrants expired by their terms on May 15, 2012. The issuance of the common units upon exercise of the Warrants occurred in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder. The Warrants were exercisable on a 1:1 basis for common units at a $6.00 exercise price per common unit, and were only exercisable on certain specified dates.

        On March 15, 2012, Montierra Minerals & Production, L.P., an affiliate of NGP and the Partnership ("Montierra"), exercised 200,000 Warrants to purchase common units, and the Partnership issued an equivalent number of common units, for an aggregate exercise price of $1.2 million ($6.00 per common unit). The closing common unit price on March 15, 2012 was $10.27 per common unit.

        On May 15, 2012, Montierra exercised 273,484 Warrants to purchase common units, and the Partnership issued an equivalent number of common units, for an aggregate exercise price of $1.6 million ($6.00 per common unit). The closing common unit price on May 15, 2012 was $9.11 per common unit. Joseph A. Mills, our Chief Executive Officer, is the chief executive officer and a manager of Montierra Management LLC, the general partner of Montierra. In addition, Mssrs. Schimelpfening and Hendrickson are limited partners of Montierra.

Policies and Procedures

        There were no related-party transactions since January 1, 2012 that were required to be reported where the procedures described below did not require review, approval or ratification of such transactions or where such procedures were not followed.

        Under our Code of Business Conduct and Ethics, our directors and officers are required to disclose to us any violations of the Code of Business Conduct and Ethics, including existing or potential conflicts of interest. Among the enumerated conflicts of interest are significant transactions involving us and one or more of our officers and directors or their respective affiliates. As such, all related-party transactions are subject to the requirements of the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics requires that any such transaction be first reported to the Chief Compliance Officer for approval before any action can be taken in connection therewith.

        If determined to be material, any such conflict may be resolved by disinterested members of the Board or the full Board, as appropriate. As described in the Partnership Agreement, the appropriate persons will approve related-party transactions that are either (1) on terms no less favorable to us than those generally being provided to or available from unrelated third parties or (2) fair and reasonable to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us). In the alternative, our general partner may, but is not required to, seek the approval of the Conflicts Committee in connection with related-party transactions, including transactions involving the NGP Parties. We anticipate that the Board will continue to obtain approval of the Conflicts Committee for material transactions with the NGP Parties. The Conflicts Committee is entitled to hire its own financial, legal and other advisors in connection with any matters on which the Board has sought the Conflicts Committee's approval. The Conflicts Committee, consisting of independent directors, is typically tasked with determining whether the transaction is in the best interests of the Partnership and recommending to the Board whether the transaction should be approved and authorized. In certain circumstances, the Board may delegate the entire authority to determine whether to pursue a transaction to the Conflicts Committee. The Board is not required, however, to delegate review and/or approval of related-party transactions to the Conflicts Committee. In certain unusual circumstances, related-party transactions may be put to a vote of our unitholders for approval, in accordance with the provisions of the Partnership Agreement.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Officer Compensation

        As a publicly-traded limited partnership, we do not have directors, officers or employees. Instead, our operations are managed by our general partner, Eagle Rock Energy GP, L.P., which in turn is managed by its general partner, G&P. When we refer to "our employees," "our officers," or similar statements, we are referring to individuals who are employed by G&P and provide services to us or who hold officer positions for G&P and provide services to us. For purposes of this Compensation Discussion and Analysis (this "CD&A"), when we refer to the "Committee," we are referring to the Compensation Committee of the Board of Directors of G&P, when we refer to "NEOs", we are referring to our named executive officers (who are officers of G&P), and when we refer to "LTIP," we are referring to our Amended and Restated Long Term Incentive Plan. Employee costs associated with the individuals who perform services for us, such as salaries, bonuses, benefits, reimbursements and other cash payments are reimbursed by us to G&P under a Services Agreement, which G&P entered into with us, along with other of our affiliates, on July 30, 2010. We recognize and record these expenses in our financial statements on an accrual basis and in the same period as G&P or its affiliates incur them on our behalf.

        For 2012, our NEOs were:

  •
  Joseph A. Mills—Chief Executive Officer, Chairman of the Board and Class I Director;

  •
  Jeffrey P. Wood—Senior Vice President, Chief Financial Officer and Treasurer;

  •
  Charles C. Boettcher—Senior Vice President, General Counsel, Chief Compliance Officer and Secretary;

  •
  Roger A. Fox—Senior Vice President, Midstream Business; and

  •
  Robert D. Hallett—Senior Vice President, Business Development.

        This CD&A provides information about our executive compensation objectives and policies for our NEOs, and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion.

  Compensation Philosophy & Good Governance Practices

        Our executive compensation program is intended to help attract, motivate and retain key executives and to foster a performance-oriented environment by tying a meaningful portion of each executive's total compensation to the achievement of performance targets that are important to us and our public unitholders (through annual cash incentive compensation), and to growth in Partnership/unitholder value (through equity incentive compensation). The Committee regularly reviews our program to ensure that it supports these goals and is appropriately aligned with unitholder interests. To further strengthen this alignment, the Committee has incorporated a number of significant compensation governance practices into the design and administration of our executive compensation program:

  •
  a majority of total direct compensation to our NEOs is variable, dependent upon either annual performance or provided in the form of long-term equity grants;

  •
  long-term equity awards comprise the largest single component of officer pay overall, and make up more than 50% of our CEO's target total direct compensation;

  •
  there are no single-trigger change-in-control severance benefits;

  •
  there is no single-trigger vesting of equity incentive awards upon a change-in-control transaction;

  •
  we limit our use of perquisites (our NEOs do not receive any supplemental benefits not available to other employees in the organization); and

  •
  there is a prohibition on hedging Partnership securities.

  2012 Performance-Financial, Operational and Strategic Highlights

        Some of our more significant financial, operational and strategic highlights in 2012 included:

  •
  achievement of the majority of the enterprise goals applicable to our annual cash incentive awards, including achieving 91% of the Adjusted EBITDA target;

  •
  an increase to our Adjusted EBITDA by 18% as compared to 2011;

  •
  in our Midstream Business:

  •
  closing the acquisition of BP's Texas Panhandle midstream assets, one of the largest Midstream acquisitions in our history;

  •
  comparing the 4th quarter of 2012 against the 4th quarter of 2011, increasing our volumes of gas gathered by 32%, increasing our natural gas liquid net equity barrels by 31%, and increasing our condensate net equity barrels by 25%; and

  •
  constructing and commissioning the Woodall cryogenic processing facility in the Texas Panhandle;

  •
  in our Upstream Business:

  •
  growing production volumes by 25% as compared to 2011;

  •
  exclusive of property sales and price revisions, increasing proved reserves by 9% and replacing production by 174% (U.S. Securities & Exchange Commission case); and

  •
  completing phase 1 of the sulfur dioxide emissions reduction project at Big Escambia Creek field in southern Alabama;

  •
  launching our first follow-on equity offering following our acquisition of BP's Texas Panhandle midstream assets;

  •
  launching successful add-on offering of senior unsecured notes; and

  •
  negotiating important amendments to our senior secured credit facility.

  2012 Compensation Program Highlights

        At our 2012 annual meeting, we held an advisory vote on 2011 executive compensation, and approximately 94% of the votes cast by our unitholders approved the compensation paid to our NEOs. Based upon the Committee's continual review of our programs, as well as the support expressed by unitholders and input from our compensation consultant, Pearl Meyer & Partners ("PM&P"), the Committee felt that it was appropriate to maintain for 2012 the core components of our 2011 executive compensation program. Specific actions taken and changes to our executive compensation program in 2012 include the following:

  •
  NEO base salaries, which were just below the market 25th percentile for 2011, were increased approximately 12% on average on May 1, 2012.

  •
  The Committee approved funding of our annual cash incentive compensation plan at 90% of target in recognition of enterprise performance, as highlighted above and further detailed below.

  •
  Annual LTIP awards were made in April, 2012 to our NEO's in the form of restricted units. Award values were targeted to achieve market median total compensation.

  •
  The Committee recommended, and the Board adopted, an expansion of the Partnership's compensation philosophy to contemplate executive compensation targets at market median of peers and industry groups for base salary compensation and the potential for "at risk" annual and long-term compensation opportunities to earn above or below median pay in return for performance.

  •
  On March 26, 2012, we hired Roger A. Fox to fill the position of Senior Vice-President, Midstream Business, and promoted Robert D. Hallett to the position of Senior Vice-President, Business Development.

Discussion and Analysis of Executive Compensation

  Compensation Program Design

        The Committee believes an effective executive compensation program is designed to attract and retain key executives, to reward those executives for achieving performance goals that help to create or improve the Partnership/unitholder value (pay for performance), and to ensure alignment between the interests of executives and unitholders. Our program accomplishes these goals through a combination of base salary, annual (short term) cash incentive compensation, and equity incentive compensation, as shown below.

Executive Compensation Program Goals
Principal Components of our Executive Compensation Program		Attract & Retain	Pay for Performance	Unitholder Alignment
Base Salary	Competitive fixed cash compensation which is particularly important in attracting and retaining qualified executives.	X

Annual (Short Term) Cash Incentives	Payouts are tied to achievement relative to established annual financial, operational, strategic and safety performance goals.
		X	X	X
Enhances focus on achievement of goals that result in sustainable, profitable performance from year to year.

Equity Incentives	Provided through awards of restricted common units that vest over time.
		X	X	X
Promotes alignment with unitholders by tying a meaningful portion of executive rewards to long-term unitholder value creation.

        Together, we refer to these three principal components of compensation as "total direct compensation."

        The Committee reviews the mix of base salary, annual (short term) cash incentives and equity incentives (i.e., total direct compensation) annually. It does not target a fixed percentage allocation among the compensation elements, but generally aims to provide the majority of NEO compensation opportunities in the form of incentive compensation (with an emphasis on long-term equity incentives to promote better alignment with our unitholders).

  2012 Actual Total Direct Compensation

        The Committee considers the market median (50th percentile, as presented by PM&P) to be our directional target for NEO total direct compensation, although actual total direct compensation has typically fluctuated, and on a per-NEO basis has typically lagged the market median. As discussed in greater detail later, market median data includes publicly disclosed pay data from our compensation peer group (as defined below) as well as compensation survey data for comparably-sized companies.

        The average of actual total direct compensation approved by the Committee for all of our NEOs in 2012 was above the market median. This was primarily a result of a special, one-time equity incentive grant of 100,000 restricted units made to Mr. Fox upon his hiring to serve as Senior Vice President, Midstream Business, and a special, one-time equity grant of 25,000 restricted units made to Mr. Hallett upon his promotion to Senior Vice President, Business Development. These grants were made in order to (1) better align Mr. Fox's and Mr. Hallett's interests with the unitholders, and (2) bring Mr. Fox's and Mr. Hallett's equity holdings in the Partnership more in-line with the rest of the Partnership management team. Mr. Hallett's restricted units will vest in equal increments over the next three years. 75,000 of the restricted units granted to Mr. Fox will vest in equal increments over the next three years, and the remaining 25,000 restricted units will all vest in year three. Notwithstanding Mr. Fox's and Mr. Hallett's one-time grants, the average actual total direct compensation approved by the Committee for our remaining NEO's was below the market median, primarily as a result of the smaller grant value of equity incentive awards in 2012 as compared to 2011. The 2011 grant value of equity incentive awards was larger than in previous years due to a number of performance-related factors. Equity incentive awards in 2012, notwithstanding Mr. Fox and Mr. Hallett's one-time equity grants, returned to a lower level, thus bringing down actual total direct compensation in 2012.

        The resulting mix of actual total direct compensation for our NEOs in 2012 is presented below. Consistent with our philosophy, the actual mix of total direct compensation for 2012 was heavily weighted toward "at-risk" incentive compensation, and toward long-term equity incentive compensation in particular. Nearly (i) 59% of actual total direct compensation for our CEO, (ii) an average of nearly 46% of actual total direct compensation for our Chief Financial Officer and our General Counsel, and (iii) nearly 70% of actual total direct compensation for our remaining NEOs, was provided in the form of "at risk" incentive compensation. Equity incentive compensation, generally in the form of awards of restricted common units that vest over a period of three years, still made up the largest single portion of total direct compensation, promoting direct alignment with unitholders and emphasizing a focus on achieving meaningful long-term growth in unitholder value.

Fiscal Year 2012 Actual Total Direct Compensation Mix

Chairman & Chief Executive Officer	Chief Financial Officer; General Counsel

Senior Vice President, Midstream Business; Senior Vice President, Business Development

(1)
The chart labeled "Senior Vice President, Midstream Business; Senior Vice President, Business Development" includes the 2012 actual total direct compensation mix of only Mr. Fox and Mr. Hallett. Because Mr. Fox and Mr. Hallett received special equity incentive grants in connection with their respective hiring and promotion, their compensation mix in 2012 appears to be heavily weighted towards equity. This actual total direct compensation mix is not representative of the target mix going forward, which we believe is better illustrated in the chart entitled "Chief Financial Officer & General Counsel" above.

        For purposes of the charts above and the charts that follow, the annual short term (cash) incentive award value is equal to the annual cash bonus awards actually paid to the NEOs for 2012 services, and the equity incentive grant value is equal to the grant date fair value, computed in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC"), Topic 718, of restricted common unit awards made to the NEOs during 2012.

        As shown in the chart below, while actual total direct compensation for 2011 was above the market median for each of our NEOs (20% above the median for our CEO and 18% above the median for our other NEOs, on average), actual total direct compensation for 2012 was below the market median for Mr. Mills, Mr. Wood and Mr. Boettcher. Due mostly to a one-time equity grant of restricted units made upon his promotion, 2012 actual total direct compensation for Mr. Hallett was 6% above the market median. Also, due mostly to a one-time equity grant of restricted units made upon his hiring, actual total direct compensation for 2012 was significantly above the market median for Mr. Fox. The actual total direct compensation for all of our NEOs on average, excluding Mr. Fox due to his non-representative one-time grant upon hiring, was 9% below the median. As noted above, this decrease to with respect to Mssrs. Mills, Wood and Boettcher was largely a result of less long-term equity incentive compensation in 2012 over 2011.

 NEO Actual Total Direct Compensation % Above/Below Market Median

(1)
Each of Mr. Fox and Mr. Hallett received two LTIP grants during 2012, including a one-time new-hire award and one-time promotion award, respectively, as well as the normal annual LTIP grant. The one-time new-hire/promotion awards are counted in their entirety as total direct compensation in the year made, regardless of whether the units are restricted. The one-time new-hire/promotion equity grants made to Mr. Fox and Mr. Hallett consisted entirely of restricted units that vest over a period of three years (except that 25,000 restricted units granted to Mr. Fox vest entirely in year 3). In addition, Mr. Fox received signing and relocation bonuses and benefits totaling $126,151. This has resulted in the higher-than-median spike in total direct compensation to Mssrs. Fox and Hallett seen in the table above.

(2)
The column entitled "NEO Average" does not include Mr. Fox. In 2012, Mr. Fox received a one-time equity incentive grant in connection with his hiring in the amount of 100,000 restricted units. Furthermore, Mr. Fox received signing and relocation bonuses and benefits totaling $126,151. We have excluded Mr. Fox from the calculation of the NEO average total direct compensation because we believe it is not representative of the compensation of our remaining NEOs or our targets going forward.

  Alignment of Actual Total Direct Compensation and Performance

        The chart on the next page shows the competitive posture of actual total direct compensation for our NEOs for the years ending December 31, 2012 and December 31, 2011 (including the grant-date value of LTIP restricted common unit awards received during each year), as compared to our total unitholder return "TUR" performance against our compensation peer group over the three-year period ended December 31, 2012 and the two year period ended December 31, 2011. As shown, the actual total direct compensation of our NEOs (notwithstanding our CEO or Mr. Fox, who was not employed by the the Partnership until 2012) for the year 2012 has tracked TUR performance over the past three-year period. Specifically, the below chart demonstrates:

  •
  TUR for the past three-year period was in the 63rd percentile.

  •
  TUR for the two year period ended December 31, 2011 was in the 94th percentile.

  •
  2012 actual total direct compensation for our CEO was roughly at the 36th percentile, and for our other NEOs (excluding Mr. Fox, for the reasons set forth in footnote 1 to the table below) was roughly at the 45th percentile (on average) of the competitive peer group data for 2012. Although our TUR percentile rank was above average over the three year period ending December, 2012, our TUR for the year 2012 was lower, consistent with actual total direct compensation received by the NEOs (excluding Mr. Fox) for 2012.

(1)
The group "Other NEOs 2012" in this chart does not include Mr. Fox's 2012 actual total direct compensation. Because Mr. Fox was hired partway through the year, his actual base salary compensation appears below market, and his one-time new-hire grant of restricted units (when valued in their entirety in the year of their grant) makes his actual total direct compensation appear significantly above market (as set forth above in the chart labeled "Actual NEO Total Direct Compensation % Above/Below Market Median"). Mr. Fox's compensation, if included in the above chart, would distort the graph above and present an inaccurate picture of the remaining NEO's salaries.

  2013 Target Total Direct Compensation

        For 2013 going forward, the Committee continues to view the market median (50th percentile) to be our directional target for total direct compensation, although actual compensation may vary from the 50th percentile for individual executives or for the NEO group as a whole based on a variety of considerations, including new-hire bonuses, individual or enterprise performance, as well as the inexact science of predicting market median when making compensation decisions. This is intended to translate into setting a market median target for fixed compensation (i.e., base salaries) combined with opportunities (in the form of annual bonus payments and long-term equity incentives) to earn above (or below) median pay in return for performance.

        We adjusted target total direct compensation opportunities in early 2012 (e.g., by increasing base salary rates) with the intention of bringing total direct compensation for our executives (including our NEOs) closer to the market median. However, competitive data reviewed later in 2012 indicated that the marketplace compensation statistics had shifted further than anticipated. As a result, 2012 target total direct compensation opportunities fell approximately 12% below the market median on average for all NEOs. On February 13, 2013, the Committee adopted upward adjustments to our NEOs' base salaries in order to move closer to the market median (50th percentile) in 2013.

Methodology and Process

  Role of the Compensation Consultant

        In carrying out its responsibilities for establishing, implementing and monitoring the effectiveness of our compensation philosophy, plans and programs, the Committee relies on outside experts to assist in its deliberations. During 2012, the Committee received compensation advice and data from its compensation consultant, PM&P. The compensation consultant reports to and acts at the direction of the Committee.

        During 2012, the services provided to the Committee by PM&P included compensation peer group validation, competitive reviews of executive officer and director compensation, and a review of Chief Executive Officer pay for performance, which compared our CEO's realized pay against those of our peers over the past three years and confirmed for the Committee that our compensation program has been functioning as intended. PM&P provided the Committee with competitive assessments of the current compensation of our NEOs along with information regarding compensation trends and prevailing practices among our direct competitors as well as in the broader market.

        The Committee regularly reviews the services provided by PM&P, and believes that PM&P is independent in providing executive compensation consulting services. In making this determination, the Committee noted that during 2012:

  •
  PM&P did not provide any services to the Partnership or management other than services requested by or with the approval of the Committee, and that its services were limited to executive compensation consulting. Specifically, PM&P does not provide, directly or indirectly through affiliates, any non-executive compensation services, including pension consulting or human resource outsourcing;

  •
  Fees paid to PM&P were less than 1% of PM&P's total revenue;

  •
  PM&P maintains a conflicts policy, which was provided to the Committee with specific policies and procedures designed to ensure independence;

  •
  None of the PM&P consultants working on the Partnership matter had any business or personal relationship with Committee members outside of such engagement with the Partnership;

  •
  None of the PM&P consultants working on Partnership matters (or any consultants at PM&P) had any business or personal relationship with any executive officer of the Partnership; and

  •
  None of the PM&P consultants working on Partnership matters directly own Partnership units.

        The Committee discussed these considerations and concluded that the work of PM&P did not raise any conflict of interest. The Committee continues to monitor the independence of its compensation consultant on a periodic basis.

  Role of Management

        The Committee also received input regarding compensation issues and recommendations from our CEO and Lynda Irvine, our Vice President, Human Resources, both of whom typically attend the general sessions of our Committee meetings. For executive officers (other than the CEO), our CEO reviews market compensation information provided by PM&P as well as individual performance and other factors, and recommends compensation adjustments to the Committee.

  Benchmarking

        In order to have a competitive context for pay decisions, the Committee periodically reviews market data regarding compensation program design and competitive pay levels. As with prior years, during 2012, the Committee engaged PM&P to produce a study of such market data, utilizing a combination of:

  •
  Peer Group Data: Compensation data, reported in proxy statements and/or annual reports on Form 10-K, for a group of publicly-traded industry-specific peer companies (our "compensation peer group" and "peer group data", respectively); and

  •
  Compensation Survey Data: Data from published surveys, representative of broader energy industry and general industry pay practices.

Compensation survey data ("survey data"), when taken together with the peer group data, are collectively referred to as the "market data," or "market," as applicable.

        Our combination of both midstream assets and upstream assets, which is not a typical combination for publicly-traded limited partnerships, presents a particular challenge in the selection of an appropriate peer group for compensation benchmarking purposes. Consequently, the Committee has relied heavily on the expertise and guidance of PM&P in the selection of appropriate compensation peer groups.

        In constructing the compensation peer group each year, we seek to identify a meaningful number of publicly-traded partnerships that (a) are similar in financial size to Eagle Rock, (b) together provide a representative blend of both midstream and upstream businesses, and (c) disclose detailed enough compensation data in their proxy statements and/or annual reports on Form 10-K to enable us to perform robust pay comparisons.

        For 2012, our compensation peer group consisted of the companies shown in the table below. This compensation peer group is the same as our 2011 compensation peer group, except for the addition of Access Midstream Partners, L.P., which was added to our compensation peer group for 2012 based on the considerations discussed above.

Ticker	Company Name	Revenues Fiscal Year 2011 ($MM)
NGLS	Targa Resources Partners LP	$6,987.1
GEL	Genesis Energy, L.P.	$3,089.7
XTEX	Crosstex Energy, L.P.	$2,013.9
DPM	DCP Midstream Partners, LP	$1,576.5
RGP	Regency Energy Partners LP	$1,433.9
MWE	MarkWest Energy Partners, L.P.	$1,505.4
CPNO	Copano Energy, L.L.C.	$1,345.2
APL	Atlas Pipeline Partners, L.P.	$1,312
MMLP	Martin Midstream Partners L.P.	$1,238.3
PVR	Penn Virginia Resource Partners, L.P.	$1,154.5
LINE	Linn Energy, LLC	$1,622.5
WES	Western Gas Partners, LP	$664.1
ACMP	Access Midstream Partners, L.P.	$565.9
BBEP	BreitBurn Energy Partners L.P.	$480.4
LGCY	Legacy Reserves LP	$343.7
EVEP	EV Energy Partners, L.P.	$261.8
VNR	Vanguard Natural Resources, LLC	$319.6
	Peer Group 75th Percentile	$1,576.5
	Peer Group Median	$1,312
	Peer Group 25th Percentile	$565.9

        Because the Committee makes determinations of NEO compensation in a given year based on peer group compensation from the prior year, the Committee believes the appropriateness of the peer group is best tested by comparing our current year revenues to the peer group's prior year revenues. At the time of the Committee's decision to use the above peer group, our 2012 revenues were anticipated to be near the median shown for the peer group.

        In addition to peer group data, the Committee reviewed survey data provided by PM&P for individuals holding positions similar to the NEOs. Survey data presented were collected from a combination of industry-specific and general industry sources. Survey data are reflective of pay data for companies with revenues of around $1 billion (consistent with what was, at the time, our anticipated 2012 revenues), and may be considered "size adjusted." The utilization of survey data reflecting a large number of companies helps to mitigate the impact of statistical outliers and year-over-year volatility in compensation data that can arise from sole reliance on data from a small, focused peer group. This approach also provides a valuable perspective on the broader marketplace and helps identify emerging trends.

        While the Committee reviewed survey data in addition to public peer group data, the Committee relied most heavily on the public peer group data in making decisions on NEO pay.

Components of Executive Compensation Program

        Our executive compensation program currently has the following three principal elements: base salary, annual (short term) cash incentive bonuses and long term equity incentive awards, which we refer to as our total direct compensation. This mix of compensation elements balances incentives that are focused on both our short- and long-term goals. We will continue to evaluate the benefits of, and the appropriate mix of, our compensation elements on an on-going basis.

  Base Salary

        Our primary objective with respect to the base salary levels of our executive officers is to provide sufficient fixed cash income to retain and attract experienced and valuable executives in a competitive market for executive talent. The base salaries of our executive officers are reviewed and adjusted (if appropriate) periodically to reflect, among other things, economic conditions, base salaries for comparable positions from a review of market data discussed previously, the tenure of the officers, and the base salaries of the officers relative to one another.

  Fiscal Years 2012 and 2013

        Market data provided to the Committee by PM&P in early 2012 indicated that our NEO salaries were, on average, just under the 25th percentile of the competitive market. In light of this data, and in light of our compensation philosophy which targets the market median for compensation opportunities, the Compensation Committee approved increases to NEO salaries effective May 1, 2012.

        The following table reflects the annual base salary rates that were, and are expected, to be applicable to each NEO for fiscal years 2012 and 2013:

Name	Salary 1/1/2012 - 4/30/2012	Salary 5/1/2012 - 3/31/2013	Salary 4/1/2013 - 12/31/2013
Mr. Mills	$500,000	$560,000	$570,000
Mr. Wood	$290,000	$320,000	$340,000
Mr. Boettcher	$263,000	$290,000	$330,000
Mr. Fox	$255,000	$260,000	$305,000
Mr. Hallett(1)	$205,000	$245,000	$275,000

(1)
Mr. Hallett was promoted to the position of Senior Vice President, Business Development on March 26, 2012. In connection with that promotion, his base salary was increased from $205,000 to $225,000 for the period beginning March 26, 2012 until April 30, 2012. Effective May 1, 2012, Mr. Hallett's pay was increased again in connection with the annual base pay increases given to the remaining NEOs.

        Compensation information provided to the Committee by PM&P in early 2013 indicated that the NEO's 2012 salary level would fall below the market median. On February 13, 2013, the Committee determined to make adjustments to base salary levels, effective April 1, 2013, consistent with our compensation philosophy of targeting the market median for compensation opportunities.

  Annual (Short Term) Cash Incentive Bonuses

        The Committee awards annual (short term) cash incentive bonus compensation to its NEOs in order to:

  •
  Reward achievement of short-term financial or operational goals (e.g., earnings, safety, cost control, personnel development, and strategic initiatives) so that total compensation more accurately reflects actual Partnership and individual performance; and

  •
  Convert a portion of fixed employee costs into variable costs.

  Fiscal Year 2012

        For 2012, our named executive officers were eligible to receive annual cash bonuses under our 2012 Short Term Incentive Bonus Plan. Pursuant to the terms of the 2012 Short Term Incentive Bonus Plan, the formula for each employee's annual bonus, including for our NEOs' bonuses, takes into account the following factors: annual base salary, target bonus percentage, funding percentage (as determined by our Board of Directors and expressly dependent on achievement of our enterprise goals), individual performance factor (discretionary value from 0-125%) and any applicable proration factor (if an employee was not employed for the full fiscal year).

        The bonus target percentages for the CEO and the other NEOs for 2012 were established by the Committee at the beginning of 2011, in part based on recommendations from the CEO regarding targets for NEOs other than himself, and in part based on market data collected in previous year analyses in consultation with PM&P. Specifically, the target bonus percentages for 2012 for our NEOs, as a percentage of their respective base salaries, were (a) 100% for Mr. Mills, and (b) 75% for our other NEOs.

        The funding percentage for 2012 was based on actual attainment with respect to the predetermined enterprise performance goals and factors set forth below. These goals and factors were communicated to the executive officers and other employees in early 2012. The 2012 enterprise goals were as follows:

Performance Measure	Objective	Weighting %
Financial Goals:
1. Adjusted EBITDA	$270 MM	20%
2. DCF	$1.00 / unit	15%
3. Volumes Targets		15%
a. Midstream Daily volumes	497.5 MMCF/d average
i. Equity Barrels (NGLs and Cond.)	7,453 Mbbls
b. Upstream	33.752 BCFE
4. OPEX (Excludes Ad Valorem / Sev. Tax) / G&A		10%
a. Midstream	$67.7 MM
i. $/MCF Target	$0.37 / Mcf
ii. Run Times of major equipment (see note 2)	97% or better on an annualized basis
b. Upstream	$36.454 MM
i. $/MCFE Target	$1.08 / MCFE
c. G&A (excluding LTIPS) Not to Exceed	$54.0 MM
5. Capital Efficiency		15%
a. Midstream	ROR >16% (excludes acquisitions)
	Acquisition ROR >12% (must be accretive while maintaining appropriate capital structure)
	Add 15 MMCF/d volumes at a specified gross margin
b. Upstream	ROR >18% (excludes acquisitions)
	Acquisition ROR >12% (must be accretive while maintaining appropriate capital structure)
	UDC<$1.95 / Mcfe on Drill, Completion & Recompletion costs
6. Safety	Attain a maximum employee recordable incident rate of 0.75	10%
	Achieve a preventable motor vehicle incident rate (PMVR) of 2.0
	No preventable pipeline strikes

Performance Measure	Objective	Weighting %
	Track and report Contractor Recordable Injury Rate performance
	Complete full implementation of critical Health & Safety Procedures
	Conduct annual emergency response training for Corporate and Field personnel
	Continue implementation of Process Safety Management systems across Company and goal of no pas due Process Safety Audits or Process Hazard Analysis action items
7. Environmental	Complete full implementation and use of Environmental Management Information System	10%
	Complete Big Escambia Creek and Flomaton SO2 reduction projects on time and on budget
	No major NRC recordable spills—defined as spills greater than 1,000 gallons or two 42 gallon spills in navigable water
	10 or fewer reportable emissions events (excludes Big Escambia Creek)
8. Property Sales	Sell $10 MM of non core assets	5%

NOTE 1:	The above figures are based on the Corporate Price Deck of February, 2012 ($85/bbl oil and $3.00/Mcf gas).
NOTE 2:	a.	Major equipment is defined as compressors and large gathering and processing facilities.
	b.	Runtime of major equipment excludes approved scheduled (i) major turnarounds, (ii) preventative maintenance, and (iii) force majeure weather events.
NOTE 3		Upstream OPEX excludes taxes and post production costs

        When making its bonus assessment for 2012, the Committee considered, among other things, the following Partnership achievements:

  •
  Enterprise financial measures (including, most notably, our achievement of 91% of our Adjusted EBITDA target);

  •
  Maintenance capital expenditures, governance and operating expenses;

  •
  Midstream business performance and organic growth accomplishments;

  •
  Upstream business oil and natural gas reserve and production growth accomplishments; and

  •
  The significant progress we made against our safety, environmental and regulatory compliance goals.

        In addition to considering the Enterprise Goals, the Committee also took into consideration our following achievements in determining the annual cash incentive bonuses for the NEOs for 2012:

  •
  an 18% increase in Adjusted EBITDA as compared to fiscal year 2011;

  •
  negotiation, closing and integration of acquisition of BP's Texas Panhandle midstream assets, which was one of the largest midstream acquisitions in our history;

  •
  consummation of the follow-on equity offering following the acquisition of BP's Texas Panhandle midstream assets;

  •
  construction and commissioning of the Woodall cryogenic processing facility in the Texas Panhandle;

  •
  completion of add-on senior unsecured notes offering;

  •
  completion of important amendments to our senior secured credit facility;

  •
  significant improvements in safety, environmental and regulatory compliance initiatives; and

  •
  successful completion of phase 1 of the sulfur dioxide emissions reduction project at Big Escambia Creek field in southern Alabama.

        Taking into consideration these factors and the Committee's recommendation, the Board, which maintains the ultimate discretion in determining whether our enterprise goals have been met and the appropriate level of funding for the annual cash incentive bonus plan, set the funding percentage for 2012 at 90%. The achievement of an employee's individual goals, or the individual performance factor, was also a key factor in determining an employee's annual cash incentive bonus for 2012. The individual performance factor may range from 0% to 125% depending on individual performance relative to an employee's performance appraisal rating, which is based on a set of measurable individual goals in support of the achievement of our enterprise goals described above. The Committee, through a qualitative evaluation, maintains ultimate discretion in assigning the individual performance factor for the CEO, and upon recommendation from the CEO, maintains discretion in assigning the individual performance factor for the other NEOs. The Committee based its determinations of the individual performance component on each individual's performance measured against the individual performance goals and targets of each NEO. The criteria below were considered in determining the individual performance factor reflected in the table that follows:

Executive	Individual Performance Criteria Considered
Mr. Mills	• Provided critical leadership in the identification, evaluation and negotiation of the BP Texas Panhandle Midstream Acquisition, which closed in October 2012.
• Provided the leadership which resulted in a 5% increase in our distribution to unitholders from $.84 / common unit annualized to $.88 / common unit annualized.
• Led the achievement of substantially all of the Partnership's 2012 enterprise goals, including delivering $245 million of Adjusted EBITDA (an 18% increase as compared to 2011).

•

Refocused the Partnership on organic growth with the successful completion of the construction and start-up of the Woodall cryogenic processing facility in the Texas Panhandle and ongoing construction of the Wheeler cryogenic facility, which will meaningfully increase our processing capacity in the expanding Granite Wash and Cleveland plays.

Mr. Wood

•

Diversified our capital structure by completing the successful launch of a $250 million add-on offering of senior unsecured notes and launching our first follow-on equity offering, raising $88 million to fund a portion of our BP Texas Panhandle Midstream Acquisition.

• Amended and expanded commitments, as well as the top tier group of lenders, from $675 million to $825 million under the Partnership's senior secured credit facility.
• Continued to lead the reorganization of our midstream and upstream accounting organizations and improved the Partnership's focus on customer satisfaction.
Mr. Boettcher	• Provided critical leadership and support in the negotiations and closing of the BP Texas Panhandle Midstream Acquisition by managing internal and external resources throughout the process.

•

Provided critical leadership in negotiations of our add-on offering of senior unsecured notes and our first follow-on Equity Offering as well as the amendment and expansion of our senior secured credit facility.

Executive	Individual Performance Criteria Considered
• Continued to provide strong leadership in areas such as regulatory compliance, SEC disclosures, internal compliance, litigation and dispute resolution, and incident investigation.
Mr. Fox	• Led the negotiations, and assisted with the evaluation and due diligence, of our BP Texas Panhandle Midstream Acquisition.
• Led the integration effort to assimilate the BP Texas Panhandle midstream assets seamlessly into the Partnership's culture, processes and systems.

•

Strong leadership of our Midstream Business: caused accountability and improvement in operations and deliverability in our Midstream Business and provided critical leadership in handling of the incident at our Phoenix Arrington-Ranch processing facility.

•

Strong leadership in (i) the environmental, safety and regulatory compliance improvements across our Midstream Business, including providing critical leadership in implementation of improvements in our Process Safety Management program and (ii) successfully implementing key safety and environmental programs and systems across our Midstream Business.

Mr. Hallett	• Identified and led the evaluation and due diligence, and assisted with the negotiations, of our BP Texas Panhandle Midstream Acquisition.
• Assisted with the integration effort to assimilate the BP Texas Panhandle midstream assets seamlessly into the Partnership's culture, processes and systems.
• Assessed 262 acquisition opportunities throughout 2012, which led to the acquisition of BP's Texas Panhandle midstream assets.
• Successfully evaluated, negotiated and consummated a sale of $15 MM of non-core upstream assets in the Barnett shale area of North Texas.

        As a result of the foregoing, the actual annual cash incentive bonus awards paid to the NEOs pursuant to the 2012 Short Term Incentive Bonus Plan were calculated as reflected in the following table, and were paid to the NEOs on March 29, 2013.

			FY 2012 Board- Approved Funding Percentage (% target)						Actual Award for FY 2012
	FY2012 Target Bonus Percentage (% of Salary)				Individual Performance Multiplier (% of target)
Executive		×		×		×	FY 2012 Gross Base Wage Earned	=	Actual Award ($)	Actual Award (% of target)
Mr. Mills	100%		90%		90%		$540,000		$437,400	81.0%
Mr. Wood	75%		90%		115%		$310,000		$240,637	103.5%
Mr. Boettcher	75%		90%		115%		$281,000		$218,126	103.5%
Mr. Fox	75%		90%		109%		$199,794		$146,998	98.1%
Mr. Hallett	75%		90%		105%		$234,167		$165,966	94.5%

  Fiscal Year 2013

        For 2013, the bonus target percentage for each NEO remains the same as the 2012 percentage. Because the base salaries of our NEOs were increased in February, 2013, achievement of the same bonus target percentage in 2013 as achieved in 2012 would result in a correspondingly higher target incentive opportunity.

        The enterprise performance factors and goals established for the 2013 Short Term Incentive Bonus Plan were developed through a process similar to that utilized for 2012, incorporating input from management and the Committee. The factors and goals adopted for 2013 are similar to those adopted for 2012, and these factors and goals were determined by the Committee in consultation with our Chief Executive Officer.

  Long-Term Equity Incentives

        We offer long-term equity incentive awards to eligible employees, including our NEOs, through the LTIP. LTIP awards are intended to further align the interests of our employees with the interests of our public unitholders through shared ownership in us.

        Cumulatively since our initial public offering in 2006, the Committee has had the right to grant awards under the LTIP of up to 7,000,000 common units in the form of option awards or other types of incentive grants. Notwithstanding the fact that the Committee has the discretion to issue awards of varying types, the Committee thus far has determined that it is in our best interest to make only grants of restricted common units because of the important sense of ownership created by these grants, which the Committee believes align the interests of our executive officers and other recipients more closely with the interests of our public unitholders. From our initial public offering to December 31, 2012, the Committee has granted to employees, officers and directors of G&P a total of 6,624,836 common units as restricted common units. Because forfeited and canceled restricted common units are available for reissuance under the LTIP, 1,981,209 common units remained available for issuance under the LTIP as of December 31, 2012.

        The restricted common unit awards made to our NEOs generally provide that the restricted common units will vest in three approximately equal increments over an approximately three-year vesting period following the date of the award (i.e., 33%, 33% and 34%). 25,000 of the restricted common units granted to Mr. Fox upon his hiring will vest in their entirety approximately three years following the date of the award. The remaining 75,000 restricted units granted to Mr. Fox as part of his one-time hiring award vest over the typical, three year schedule.

        Awards of restricted common units are eligible to receive quarterly distributions to the extent declared and paid with respect to our common units, which distributions are paid directly to the unitholder of such restricted common units at the time distributions are received by our unitholders generally. In general, unvested restricted common units are forfeited upon termination of the unitholder's employment with G&P; however, vesting of the restricted common units is accelerated in the event the unitholder is terminated due to death or disability or if the unitholder terminates employment for good reason or is terminated by us without cause, in either case, within two years following the occurrence of a change in control, and vesting can be accelerated at the discretion of the Committee, in the event of a termination by us without cause or by the employee for good reason not in connection with a change in control. See "Potential Payments Upon Termination or Change in Control for Additional Information."

  Fiscal Year 2012

        In early 2011, target annual award guidelines were adopted by the Committee to assist it in determining the number of restricted common units to award each NEO. The target annual award guidelines remained unchanged in 2012, although increases to the NEOs' salaries in 2012 meant there was a corresponding increase in restricted stock unit grant value (but not in the target percentage). These award guidelines are not intended to provide a formulaic approach to annual award determination. Rather, they are discretionary targets intended to guide a consistent approach to annual grant determination and promote an appropriate balance of long-term and short-term incentives. The 2012 target annual LTIP restricted common unit award guidelines for the NEOs are reflected in the following chart:

Officer	2012 Base Salary(1) ($)	×	Guideline RSU Grant Value (% of Salary)	=	Guideline 2012 RSU Grant Value ($)
Joseph A. Mills	$ 560,000		300%		$1,680,000
Jeffrey P. Wood	$ 320,000		150%		$ 480,000
Charles C. Boettcher	$ 290,000		150%		$ 435,000
Roger A. Fox	$ 260,000		150%		$ 390,000
Robert D. Hallett	$ 245,000		150%		$ 367,500
Total Value	$1,675,000				$3,352,500

(1)
As established effective May 1, 2012 and applicable for the remainder of fiscal year 2012.

        Competitive data that the Committee reviewed in 2012 indicated that the guideline award levels above actually fell below the market median for several of our NEOs. The table below summarizes actual annual awards made to our NEOs in April 2012:

Officer	Actual 2012 RSU Granted (#)	×	RSU Grant Date Value ($ per unit)	=	Actual 2012 RSU Grant Value ($)
Joseph A. Mills	155,000		$9.08		$1,407,400
Jeffrey P. Wood	55,000		$9.08		$ 499,400
Charles C. Boettcher	45,000		$9.08		$ 408,600
Roger A. Fox	25,000		$9.08		$ 227,000
Robert D. Hallett	38,000		$9.08		$ 345,040
Total Value	318,000				$2,887,440

        The awards disclosed above were made pursuant to our stated intents of aligning the interests of the NEOs with those of our unitholders and rewarding outstanding performance, and were also made as a retention tool. The table above does not include the one-time new-hire/promotion equity incentive grants made to Mr. Fox and Mr. Hallett (in the amounts of 100,000 and 25,000 restricted common units, respectively), which inflate their actual 2012 restricted stock unit amounts beyond the guideline 2012 values. Among the entire group of employees receiving awards, senior management received the majority of the awards by number of restricted common units. In determining the award amounts, the Committee considered a variety of criteria including internal equity, retention concerns, competitive market data, and the recommendations of our Chief Executive Officer for all positions besides his own.

  Fiscal Year 2013

        The same "Guideline LTIP Grant Value" percentage reflected in the table above for 2012 is currently in effect for each NEO for 2013, although NEO salaries were increased in February 2013 effective April 1, 2013.

        The Committee may choose to make higher (or lower) actual awards than dictated by the target annual LTIP award guidelines in order to pay for performance, or to take into account other factors such as the size of recent grants, issues of internal equity, unitholder dilution and availability of common units in existing plans.

Impact of Financial Reporting and Tax Rules

        Rules Regarding Share-Based Payments.    Effective January 1, 2006, we adopted authoritative guidance that requires compensation cost relating to share-based payment transactions to be recognized in our financial statements. That cost is measured based on the fair value of the equity or liability instruments issued. Prior to 2011, Eagle Rock Holdings, L.P. ("Holdings"), which formerly held the controlling interest in us, among other interests, on certain dates issued incentive interests in Holdings to members of our management team. Despite the fact that the grants of incentive interests at Holdings were solely a burden on, and dilutive to, the returns of the equity owners of Holdings, including NGP as the substantial majority owner of Holdings, according to the applicable authoritative guidance, we recorded a portion of the value of the incentive interests issued by Holdings as compensation expense in our 2010 financial statements. Unlike grants of restricted common units under our LTIP, which fair value is relatively easy to determine (based on the freely- tradable nature of a common unit once the restrictions lapse), the grants of incentive interests at Holdings were susceptible to a host of difficult determinations including (i) estimating fair value of an illiquid, minority interest in a holding company; (ii) estimating when the fair value accretes to the grantee; and (iii) allocating the portion of such fair value that is "for the benefit of" us based on the amount of time grantees dedicate to providing services to us as opposed to other business of Holdings. We recorded a non-cash compensation expense of $58,016 based on management's estimates related to the incentive interest grants made by Holdings in 2010.

        IRC Section 162(m).    Section 162(m) of the Internal Revenue Code, as amended (the "Code"), limits the deductibility of certain compensation expenses in excess of $1,000,000 to any one individual who is a "covered employee" in any fiscal year. Compensation that is "performance based" is excluded from this limitation. Because we are not a publicly-held corporation, Section 162(m) of the Code does not apply to compensation paid to our NEOs and, accordingly, the Committee did not consider its impact in making incentive compensation awards and other compensation decisions for 2011.

Change of Control Arrangements

        On July 27, 2010, the Board of Directors, upon recommendation of the Committee, approved and adopted an Executive Change of Control Agreement Policy and a form Executive Change of Control Agreement applicable to certain of our officers. As discussed below, none of these agreements provide for tax gross-up payments.

        Pursuant to the terms of the policy, our executives at the Vice President level and above have entered into Executive Change of Control Agreements with us. As with our long-term equity incentive awards under the LTIP, the Executive Change of Control Agreements contain a double trigger-meaning that (i) a change in control must have occurred and (ii) change in control payments do not become due under the agreements unless an officer is involuntarily terminated during the six month period preceding, or the two year period following, a change in control. Our Committee approved entry into these change of control agreements after consultation with its independent advisors and review of the relevant market data in order to attract and retain certain key management personnel. The Committee feels that these agreements are valuable to us in that they help to ensure retention and focus of officers in the context of a potential transaction, and they align our officers with the interests of our unitholders. The Committee feels that the potential severance benefits provided in these agreements are appropriate in light of competitive practices and are reasonable in light of the potential value delivered to unitholders as the result of any successful transaction.

        In the event any payments or benefits that become due under the Executive Change of Control Agreements may constitute "parachute payments" under Section 280G of the Code subject to the excise tax imposed by Section 4999 of the Code, the Committee determined that gross up payments are not appropriate. Instead, the Executive Change in Control Agreements provide that payments and benefits due to an officer in connection with a change in control will be reduced or will be paid in full, whichever will provide the greater net after-tax benefit to the officer. Please see "Potential Payments Upon Termination or Change of Control" below for additional information.

Other Matters

        Perquisites and Other Benefits.    Our named executive officers receive only minimal perquisites, such as partially subsidized parking, which are also generally provided to all other salaried employees and which are disclosed in the Summary Compensation Table below. Our named executive officers are also eligible to participate in employee benefit plans provided to salaried employees generally.

        Recoupment Policy.    The Board of Directors is considering adoption of an executive compensation recoupment policy, also known as a "clawback," and intends to adopt a clawback policy after finalization by the SEC of rules issued pursuant to the Dodd-Frank Act.

        Insider Trading Policy.    Our Insider Trading Policy prohibits directors, officers and employees who receive or are aware of material, nonpublic information regarding the Partnership, from engaging in short term or speculative transactions in our securities, including: (i) purchases of our securities on margin, (ii) short sales of our securities and (iii) buying or selling puts or calls on our securities.

        Equity Interests in Montierra.    Although the Committee does not control the ability to issue any equity ownership in Montierra, which is controlled by NGP, and does not know the exact terms or performance targets used by Montierra in making its equity grant decisions at the Montierra level for certain of our officers, the Committee from time-to-time may request from NGP, and from Montierra, information regarding equity interests at the Montierra level owned by our officers. Montierra is controlled by NGP but is partially owned by our Chief Executive Officer, Mr. Mills, our Senior Vice Presidents, Messrs. Hendrickson and Schimelpfening, and one of our other officers.

        For a description of Messrs. Mills, Hendrickson, and Schimelpfening's existing ownership of Montierra, see footnote 5 to the chart appearing under "Security Ownership of Certain Beneficial Owners and Management." In addition to these equity interests in Montierra, Messrs. Mills, Hendrickson and Schimelpfening also hold incentive interests in Montierra in the form of various "tier" units, consisting of five tiers of interests, which were adjusted effective June 30, 2010. The respective Tiers vest upon achievement of their respective aggregate distribution amounts (each, a "Tier Payout"). Upon achievement of each Tier Payout, Messrs. Mills, Hendrickson and Schimelpfening will participate in a larger share of all future distributions from Montierra. In the event that all five Tier Payouts occur, and assuming the unallocated incentive interests are attributed to Messrs. Mills, Hendrickson, Schimelpfening and other current incentive interest holders on a pro-rata basis in accordance with their current incentive interests, Messrs. Mills, Hendrickson and Schimelpfening will be entitled to at least 15.3%, 3.8% and 3.8%, respectively, of all distributions in excess of the distributions made to achieve the final Tier Payout, in addition to their share of distributions on account of their equity ownership. As of the date of this proxy statement, the management of Montierra believes it is likely that the Tier Payouts with respect to Tier I, II, III, IV and V units could be achieved in the event Montierra were to liquidate all of its assets and distribute all of the remaining cash. It is neither the view nor the intention of Montierra to liquidate or distribute its assets at this time.

COMPENSATION COMMITTEE REPORT

        During the year ended December 31, 2012, and this year in preparation for the filing of this proxy statement with the Securities and Exchange Commission, the Compensation Committee of the Board of Directors (the "Board") of Eagle Rock Energy G&P, LLC, the general partner of Eagle Rock Energy GP, L.P., the general partner of Eagle Rock Energy Partners, L.P. (the "Partnership"):

  •
  reviewed and discussed the disclosure set forth under the heading "Compensation Discussion and Analysis" with management as required by Item 402(b) of Regulation S-K; and

  •
  based on the reviews and discussions referred to above, recommended to the Board that the disclosure set forth under the heading "Compensation Discussion and Analysis" be included in this proxy statement and incorporated by reference into the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Respectfully submitted by the Compensation Committee,
William A. Smith, Chairman William K. White Herbert C. Williamson, III

 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

        The following table sets forth information regarding the compensation earned for services rendered in all capacities by our Chief Executive Officer, our Chief Financial Officer, and our other NEOs for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010:

Summary Compensation for the Years Ended December 31, 2012, December 31, 2011, and
December 31, 2010

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Unit Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Joseph A. Mills	2012	$540,000	$437,400	$1,407,400	$14,250	$2,399,050
Chief Executive Officer,	2011	$469,000	$450,000	$2,976,000	$12,101	$3,907,101
Chairman of the Board,	2010	$405,250	$508,750	$1,203,650	$41,109	$2,158,759
Class I Management Director
Jeffrey P. Wood	2012	$310,000	$240,637	$499,400	$14,250	$1,064,287
Senior Vice President,	2011	$278,333	$205,552	$992,000	$12,101	$1,487,986
Chief Financial Officer and	2010	$253,750	$191,250	$372,400	$12,101	$829,501
Treasurer
Charles C. Boettcher	2012	$281,000	$218,126	$408,600	$14,250	$921,976
Senior Vice President, General	2011	$256,583	$186,414	$744,000	$12,101	$1,199,098
Counsel, Chief	2010	$248,437	$187,500	$372,400	$41,109	$849,446
Compliance Officer and
Secretary
Roger A. Fox(4)(5)	2012	$199,794	$201,998	$1,279,000	$81,891	$1,762,683
Senior Vice President,
Midstream Business
Robert D. Hallett	2012	$234,167	$165,966	$608,040	$14,250	$1,022,423
Senior Vice President,
Business Development

(1)
Bonuses included in the table for executives with regard to 2012 were actually paid in March of 2013.

(2)
The amounts represent the grant date fair value of restricted common units awarded to the NEOs, in each case computed in accordance with FASB ASC Topic 718. See Note 17 of the consolidated financial statements in our Annual Report for the fiscal year ended December 31, 2012 for additional detail regarding assumptions underlying the valuation of the restricted common unit awards.

(3)
The amounts include:

(a)
contributions that we made on behalf of each NEO under our 401(k) plan;

(b)
payments for parking and other transportation that we made to each NEO; and

(c)
employer contributions towards Long Term Disability and Short Term Disability plans.

(4)
Included in the "Bonus" column for Mr. Fox is (i) the bonus paid pursuant to the Company's 2012 Short Term Incentive Bonus Plan, and (ii) certain signing and relocation bonuses totaling $55,000 paid to Mr. Fox upon his hiring on March 26, 2012.

(5)
Included in the "Other Compensation" column for Mr. Fox, in addition to the items set forth in footnote (3) above, is $71,151 of relocation benefits paid by the Partnership in connection with Mr. Fox's hiring on March 26, 2012.

Grants of Plan-Based Awards

        The following table provides information concerning each grant of an award made to the NEOs under the LTIP during 2012:

Grants of Plan-Based Awards for the Year Ended December 31, 2012

Name	Grant Date	All Other Unit Awards: Number of Restricted Units (#)(1)	Grant Date Fair Value of Unit and Option Awards(2)
Joseph A. Mills	4/24/2012	155,000	$1,407,400
Jeffrey P. Wood	4/24/2012	55,000	$499,400
Charles C. Boettcher	4/24/2012	45,000	$408,600
Roger A. Fox	3/26/2012	125,000	$1,279,000
	4/24/2012
Robert D. Hallett	3/26/2012	63,000	$608,040
	4/24/2012

(1)
For all NEOs the disclosure represents the amount of restricted common units awarded on March 26, 2012 or April 24, 2012, as applicable. All such restricted common units vest 33% on May 15, 2013, another 33% on May 15, 2014, and the final 34% on May 15, 2015; except that 25,000 units granted to Mr. Fox on March 26, 2012 vest in their entirety on May 15, 2015.

(2)
For all NEOs the disclosure reflects the grant date fair value of the restricted common units awarded, computed in accordance with FASB ASC Topic 718 based upon unit price on March 26, 2012 and April 24, 2012 of $10.52 and $9.08, respectively, per common unit, as reported on NASDAQ Global Select Market, multiplied by the number of restricted common units.

        For a more detailed discussion of the LTIP plan and the amounts set forth in the Summary Compensation Table above, please see the section entitled "Compensation Discussion & Analysis" above.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information concerning restricted common units that have not vested and are held by the NEOs as of December 31, 2012:

Outstanding Equity Awards at December 31, 2012

	Unit Awards
Name	Number of Units That Have Not Vested (#)		Market Value of Units That Have Not Vested ($)(1)
Joseph A. Mills	417,540	(2)	$3,611,721
Jeffrey P. Wood	141,040	(3)	$1,219,996
Charles C. Boettcher	114,290	(4)	$988,609
Roger A. Fox	125,000	(5)	$1,081,250
Robert D. Hallett	95,360	(6)	$824,864

(1)
Calculated based upon the closing common unit price on December 31, 2012 (the last trading day of fiscal 2012) of $8.65 per common unit, as reported on the NASDAQ Global Select Market, multiplied by the number of unvested restricted common unit awards.

(2)
51,150 common units vest on May 15, 2013, 160,540 common units vest on November 15, 2013, 51,150 common units vest on May 15, 2014, 102,000 common units vest on November 15, 2014 and 52,700 common units vest on May 15, 2015. Additional vesting terms with respect to these restricted common unit awards are described below in the section of this proxy statement entitled "Potential Payments Upon Termination and Change in Control."

(3)
18,150 common units vest on May 15, 2013, 52,040 common units vest on November 15, 2013, 18,150 common units vest on May 15, 2014, 34,000 common units vest on November 15, 2014 and 18,700 common units vest on May 15, 2015. Additional vesting terms with respect to these restricted common unit awards are described below in the section of this proxy statement entitled "Potential Payments Upon Termination and Change in Control."

(4)
14,850 common units vest on May 15, 2013, 43,790 common units vest on November 15, 2013, 14,850 common units vest on May 15, 2014, 25,500 common units vest on November 15, 2014 and 15,300 common units vest on May 15, 2015. Additional vesting terms with respect to these restricted common unit awards are described below in the section of this proxy statement entitled "Potential Payments Upon Termination and Change in Control."

(5)
33,000 common units vest on May 15, 2013, 33,000 common units will vest on May 15, 2014, and 59,000 common units will vest on May 15, 2015. Additional vesting terms with respect to these restricted common unit awards are described below in the section of this proxy statement entitled "Potential Payments Upon Termination and Change in Control."

(6)
22,770 common units will vest on May 15, 2013, 20,860 common units will vest on November 15, 2013, 22,830 common units will vest on May 15, 2014, 7,480 common units will vest on November 15, 2014, and 21,420 common units will vest on May 15, 2015. Additional vesting terms with respect to these restricted common unit awards are described below in the section of this proxy statement entitled "Potential Payments Upon Termination and Change in Control."

Option Exercises and Units Vested

        The following table provides information relating to the vesting of restricted common units during 2012 on an aggregated basis for each of the NEOs:

Option Exercises and Stock Vested for the Year Ended December 31, 2012

	Unit Awards
Name	Number of Units Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Joseph A. Mills	226,730	$1,970,284
Jeffrey P. Wood	85,480	$742,821
Charles C. Boettcher	77,230	$671,129
Roger A. Fox	—	$—
Robert D. Hallett	22,440	$195,558

(1)
Calculated, based upon a closing unit price of $8.69 per common unit on November 14, 2012, the trading day immediately prior to vesting.

Pension Benefits

        We do not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for our NEOs.

Nonqualified Deferred Compensation

        We do not currently sponsor or maintain any plans that provide for defined contribution or other deferrals of compensation on a basis that is not tax-qualified. However, we do from time to time evaluate the desirability of such plans, and the Compensation Committee may determine to adopt such a plan.

Potential Payments upon Termination or Change of Control

  Equity Awards

        The award agreements between the NEOs and us under the LTIP provide for accelerated vesting of all unvested restricted common units upon (i) a termination of employment by reason of death or disability, or (ii) a termination of employment by us without cause or by an executive for good reason within two years following a change of control. In the event of a termination of the NEO's employment by us without cause or by the executive for good reason, all unvested restricted common units will be forfeited unless the Compensation Committee in its sole discretion elects to accelerate the vesting of such restricted common units. In the event of a termination of an NEO by us for cause or by the executive without good reason, all unvested restricted common units will be forfeited. Definitions of the terms used in this paragraph can be found below.

  Executive Change of Control Agreements

        We have entered into Executive Change of Control Agreements with our Chief Executive Officer and Senior Vice Presidents. We have also entered into Change of Control Agreements with our Vice Presidents, but we do not discuss those agreements here. We believe that the adoption of the Executive Change of Control Agreements allows management to focus their attention and energy on making the best objective business decisions that are in our best interest without allowing personal considerations to cloud the decision-making process. Further, we believe that such protections maximize unitholder value by encouraging the NEOs to review objectively any proposed transaction in determining whether such proposal is in the best interest of our unitholders, whether or not an executive will continue to be employed. For this reason, the Executive Change of Control Agreements are designed as "double trigger" arrangements, meaning that no payments or other benefits become due under the agreements unless the NEO's employment is terminated without cause or for good reason (each as defined below) within six months before or two years after the occurrence of a change of control. Additionally, if the NEO's termination is within six months before the occurrence of a change of control, he or she must demonstrate that the termination was in anticipation of a change of control with the intention of avoiding payments under the Executive Change of Control Agreement. The determination of whether the individual seeking benefits has demonstrated sufficient facts will be made by a majority of the Board (in the case of the CEO) or the Compensation Committee of the Board (in the case of the remainder of the officers of G&P). We also believe that the agreements will assist in providing for management continuity in the event of a change of control and in the recruitment and retention of our NEOs. A quantification of the potential amounts payable under the Executive Change of Control Agreements to our NEOs can be found in the table below.

        The payments and benefits due to an executive upon a qualifying termination under the Executive Change of Control Agreements are: (i) accrued but unpaid salary, earned but unpaid performance bonus for a completed fiscal year prior to the date of termination, reimbursement of eligible expenses incurred through the date of termination, and any employee benefits to which the executive may be entitled pursuant to the terms governing such benefits; (ii) a pro-rata performance bonus for the calendar year of termination, payable in a lump sum within 60 days following the later of the change of control or the executive's date of termination; (iii) a lump sum amount equal to 2.5 times (or 3.0 times in the case of Mr. Mills) the sum of the officer's base salary plus the officer's target performance bonus for the year in which the change of control occurs, payable within 60 days following the later of the change of control or the executive's date of termination; (iv) continuation of medical and dental benefits for 30 months (or 36 months in the case of Mr. Mills) following the date of termination; and (v) reimbursement of the cost of outplacement services up to $30,000 incurred during the one year period beginning on the date of termination. Payment of these amounts is contingent upon an executive's execution and delivery and non-revocation of a general release of claims in our favor.

        In the event the Compensation Committee determines that Section 280G of the Code applies to any compensation (including amounts payable under the Executive Change of Control Agreements and the acceleration of vesting of equity awards) due to an NEO in connection with a change of control and that such compensation, in the aggregate, if paid to the NEO will more likely than not be subject to the excise tax imposed by Section 4999 of the Code, the such compensation will either (i) be reduced so that the present value of the total compensation received by the NEO is $1.00 less than the amount which would cause the officer to incur an excise tax under Section 4999, or (ii) be paid to the NEO in full, whichever produces the better net after tax position to the NEO.

        For purposes of the outstanding awards under our LTIP and the Executive Change of Control Agreements, the terms listed below are defined as follows:

            (i)  "cause" means a determination made by 2/3 of our board of directors that an individual (a) willfully and continually failed to substantially perform his duties, which continued for a period of 30 days after written notice thereof, or (b) willfully engaged in conduct that is demonstrably and materially injurious to us, in which case the individual shall be entitled to receive written notice of such conduct and shall have the opportunity to be heard by our board of directors.

           (ii)  "change of control" means (a) the acquisition by any person or group of 40% or more of either our outstanding equity securities or the combined voting power of our outstanding voting securities, subject to certain exceptions; (b) the acquisition by any person or group of 40% or more of the combined voting power of the then outstanding voting securities of our general partner or G&P, subject to certain exceptions; (c) our limited partners approve a plan of complete liquidation; (d) a reorganization, merger or consolidation involving us or a sale of all or substantially all of our assets, unless, following such event, ownership or effective control has not been sufficiently changed; (e) the current members of our board of directors, and certain future members of our board directors who are appointed or elected other than through a contested election, cease for any reason to constitute at least a majority of the board; or (f) in the case of Mr. Fox, a sale of all or substantially all of the equity interests and/or assets of our midstream business unit.

          (iii)  "disability" means with respect to an individual (a) a physical or mental impairment of sufficient severity that, in the opinion of our board of directors, the individual is unable to continue performing his duties or the individual's condition entitles him to disability benefits under any of our insurance or employee benefit plans, and (b) the impairment or condition is cited by us as the reason for the individual's termination.

          (iv)  "good reason" means (a) a substantial reduction in an individual's status, title, position or responsibilities or the assignment of duties or responsibilities inconsistent with an individual's status, title, position or responsibilities; (b) a reduction in an individual's annual base salary; (c) a change in the geographic location at which the individual must perform services to a location more than thirty-five (35) miles from the location at which the individual normally performs such services; (d) our failure to continue in effect any material compensation or benefit plan in which the individual was participating or to provide the individual with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those previously provided for under each compensation or employee benefit plan, program and practice; (e) any material breach by us of any provision of the applicable agreement or of any provision of an individual's employment agreement, if any; or (f) any purported termination of an individual's employment for "cause" by us that does not otherwise comply with the terms of the applicable agreement or the individual's employment agreement, if any. In the case of the individual's allegation of "good reason," (A) the individual shall provide notice to the board of the event alleged to constitute "good reason" within 90 days of the occurrence of such event, and (B) we shall have the opportunity to remedy the alleged "good reason" event within 30 days from receipt of notice of such allegation.

  Quantification of Change of Control and Termination Benefits

        The table below discloses the amount of compensation, benefits and the potential value of accelerated vesting due to or to be realized by the NEOs in the event they incur a qualifying termination under the Executive Change of Control Agreements, or in the event they incur certain termination events as contemplated in the agreements governing their outstanding restricted common unit awards under the LTIP. The amounts disclosed assume such qualifying termination was effective December 31, 2012 and that the value of our common units was $8.65, which was the closing price of our common units as reported on the NASDAQ Global Select Market on December 31, 2012. The amounts below constitute estimates of the amounts that would be paid to the NEOs upon their respective termination without "cause" or resignation for "good reason" within six months prior to, or within two years following, the occurrence of a "change of control." The actual amounts to be paid are dependent on various factors, which may or may not exist at the time an NEO is actually terminated. Therefore, such amounts and disclosures should be considered "forward-looking statements."

Name	Pro-Rata Bonus(1)	Lump Sum Payment(1)	Continued Medical/ Dental Benefits(2)	Outplacement Services(3)	Accelerated Vesting of Restricted Units(4)	Total(5)
Joseph A. Mills	$560,000	$3,360,000	$78,691	$30,000	$3,611,721	$7,640,412
Jeffrey P. Wood	$240,000	$1,400,000	$65,576	$30,000	$1,219,996	$2,955,572
Charles C. Boettcher	$217,500	$1,268,750	$65,576	$30,000	$988,609	$2,570,435
Roger A. Fox	$195,000	$1,137,500	$65,576	$30,000	$1,081,250	$2,509,326
Robert D. Hallett	$183,750	$1,071,875	$65,576	$30,000	$824,864	$2,176,065

(1)
Based on rate of salary and annual bonus opportunity in effect for each NEO as of December 31, 2012.

(2)
Reflects cost to the Partnership of continued medical and dental benefit coverage for each NEO at the active employee rate for a period of 30 months (or 36 months in the case of Mr. Mills).

(3)
Assumes the maximum amount of reimbursements will be claimed.

(4)
The potential value set forth in the table is based on the number of unvested restricted common units held by each of the NEOs on December 31, 2012, which was as follows: Mr. Mills-417,540; Mr. Wood-141,040; Mr. Boettcher-114,290; Mr. Fox-125,000; and Mr. Hallett-95,360. Each NEO would also realize the same value associated with the accelerated vesting of their outstanding restricted common unit awards reported above in the event (a) they were terminated due to death or disability on December 31, 2012, or (b) they were terminated without cause by us or they resigned for good reason on December 31, 2012, and the Committee exercised its discretion to accelerate the vesting of the restricted common units in full as a result of such termination. The unit price at the close of business on December 31, 2012 was $8.65.

(5)
Does not include the impact of any potential reduction in payments that may be necessary to put a named executive officer in the better net after tax position, taking into account any applicable excise taxes under Section 4999 of the Code, as described above under "Potential Payments Upon Termination and Change of Control-Executive Change of Control Agreements." Any such reduction would be determined at the time of payment.

2012 Director Compensation

        Our Chief Executive Officer who serves as Chairman and Management Director does not receive additional compensation for his service as a director of G&P. In addition, the NGP Appointed Directors do not receive any compensation for their services as directors of G&P. Our Elected Directors receive compensation for serving on our board of directors and the committees thereof, as follows: (a) $60,000 per year for service on the board of directors; (b) $7,500 per year per committee for service on a committee of the board of directors; (c) $12,500 per year for service as the Audit Committee chair, (d) $7,500 per year for service as the Compensation Committee chair; (e) $7,500 per year for service as the Nominating and Governance Committee chair; (f) $3,500 per engagement of the Conflicts Committee for service as the Conflicts Committee chair; (g) $20,000 per year for service as the Lead Director; (h) an annual grant of $75,000 in fair market value of LTIP restricted common units; and (i) an initial grant of LTIP restricted common units upon becoming a director equal to $75,000 in fair market value prorated for the number of days (out of 365) to be served from the date upon which the new director commences his or her term to the next May 15th annual grant date. Modifications to our Elected Director compensation program were last made on May 15, 2012 to bring such compensation to the market median (50th percentile) of compensation paid to directors in our peer group, and such modifications were (i) based on the results of a PM&A survey of our peer group, and (ii) recommended by a special committee consisting of the directors on our Board that do not receive Elected Director compensation. PM&A continues to monitor and advise us on the competitiveness of our Elected Director compensation program, and we may make additional modifications in the future to ensure that compensation remains at the market median.

  Director Compensation for the Year Ended December 31, 2012

Name	Fees Earned or Paid in Cash ($)	Unit Awards(1)(2) ($)	Total ($)
David W. Hayes(3)	—	—	—
William J. Quinn(3)	—	—	—
Christopher D. Ray(3)	—	—	—
Peggy A. Heeg	$94,918	$76,169	$171,087
Philip B. Smith	$70,464	$76,169	$146,633
William A. Smith	$107,964	$76,169	$184,133
William K. White	$89,214	$76,169	$165,383
Herbert C. Williamson, III	$87,418	$76,169	$163,587

(1)
Reflects the grant date fair value of the restricted common units awarded to our non-employee directors in 2012, in each case, computed in accordance with FASB ASC Topic 718. See Note 17 of the consolidated financial statements in our Annual Report for the fiscal year ended December 31, 2012 for additional detail regarding assumptions underlying the valuation of the restricted common unit awards. Such restricted common units vest 33% on May 15, 2013, another 33% on May 15, 2014, and a final 34% on May 15, 2015. As of December 31, 2012, the non-employee directors held the following number of outstanding unvested restricted common unit awards: (a) Ms. Heeg-17,670 restricted common units; (b) Mr. P. Smith-15,348 restricted common units; (c) Mr. W. Smith-15,348 restricted common units; (d) Mr. White- 15,348 restricted common units; and (e) Mr. Williamson-17,670 restricted common units.

(2)
To determine the number of restricted units to grant to directors, the fair market value of the units is determined at close of market on the day prior to the grant date. The value of a Partnership common unit at close of market on May 14, 2012 was $8.97. Therefore, the directors were granted 8,361 restricted common units (equaling a fair market value on May 14, 2012 of $75,000, in accordance with the director compensation policies set forth above). Because units are valued on the date of grant in accordance with FASB ASC Topic 718, the actual value of units on the grant date, which was May 15, 2012 may be above or below $75,000.

(3)
Messrs. Hayes, Quinn, and Ray are NGP Appointed Directors and do not receive any compensation for their services as directors of G&P.

Compensation Practices as They Relate to Risk Management

        We believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees). Because we retain the ability to apply discretion when determining the actual amount to be paid to executives pursuant to our annual cash incentive bonus program, the Committee is able to assess the actual behavior of our executives as it relates to risk-taking in awarding bonus amounts. Further, our heavy emphasis on long-term equity-based compensation (in the form of restricted common units) as a significant component of the total mix of compensation awarded to our NEOs, serves our compensation program's goal of aligning the interests of executives and unitholders, thereby reducing incentives to unnecessary risk taking.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information with respect to our equity compensation plans as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Long-Term Incentive Plan(1)	N/A(1)	N/A(1)	1,981,209(1)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	N/A	N/A	1,981,209

(1)
The LTIP, which did not require approval by our public limited partners, was adopted by our general partner in connection with our initial public offering in 2006 and was subsequently amended by our general partner in 2008 and 2009. On September 17, 2010, our unitholders at a special meeting approved an amendment and restatement of the LTIP (the "Amended Plan") to (a) increase the number of common units reserved for issuance under the Amended Plan by 5,000,000 units, (b) provide for the grant of unit appreciation rights and other unit based awards, and (c) make other non-material changes to the Amended Plan. The Amended Plan became effective following its approval by our unitholders. To date, all award grants under the LTIP have been in the form of restricted common unit grants, which generally vest over a three-year period.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our units as of March 21, 2013 held by (1) each person or group of persons who beneficially own 5% or more of our common units; (2) each director and director nominee for the Board; (3) each named executive officer listed in the summary compensation table included in this proxy statement; and (4) all current directors and executive officers of G&P as a group.

        Footnote 3 to the following table provides a brief explanation of what is meant by the term "beneficial ownership." The number of common units and the percentages of beneficial ownership are based on 157,684,597 common units outstanding as of March 21, 2013, and the number of units owned or acquirable within 60 days of March 21, 2013 by the named person assuming no other person acquires additional units, with the exception of the amounts reported in filings on Schedule 13G and Schedule 13D, as appropriate, which amounts are based on holdings as of December 31, 2012, or as otherwise disclosed in such filings. The amounts presented may not add due to rounding.

Name of Beneficial Owner(1)(2)(3)	Common Units Beneficially Owned	% of Common Units Beneficially Owned
Kenneth A. Hersh(7)	51,386,169	32.6%
Montierra Minerals & Production, L.P.(4)(5)(7)	6,224,449	3.9%
Joseph A. Mills(6)	810,749	*	%
Jeffrey P. Wood(6)	318,239	*	%
Charles C. Boettcher(6)	291,327	*	%
Roger A. Fox(6)	125,000	*	%
Robert D. Hallett(6)	95,360	*	%
David W. Hayes	—	—
Peggy A. Heeg(6)	30,463	*	%
William J. Quinn	17,000	*	%
Christopher D. Ray	—	—
Philip B. Smith(6)	59,405	*	%
William A. Smith(6)	50,917	*	%
William K. White(6)	57,044	*	%
Herbert C. Williamson, III(6)	30,463	*	%
All directors and executive officers as a group (15 persons)	2,385,329	1.5%

*
Represents less than 1% of the common units outstanding as of March 26, 2013.

(1)
Unless otherwise indicated, the address for all beneficial owners in this table is 1415 Louisiana Street, Suite 2700, Houston, Texas 77002.

(2)
All units are subject to the beneficial owner's sole voting and dispositive power unless otherwise indicated in the footnotes below.

(3)
"Beneficial ownership" is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act and includes more than the typical forms of unit ownership, that is, common units held in the person's name. The term also includes what is referred to as "indirect ownership" meaning ownership of units as to which a person has or shares investment or voting power, or a person who, through a trust or proxy, prevents the person from having beneficial ownership. For the purpose of this table, a person or group of persons is deemed to have "beneficial ownership" of any common units as of March 26, 2012, if that person or group has the right to acquire common units within 60 days after such date.

(4)
See footnote (6) below for a description of NGP VII's ownership and control of this beneficial owner.

(5)
NGP VII, Joseph A. Mills, Steven G. Hendrickson and Joseph E. Schimelpfening, based on equity ownership and profits interests in Montierra Minerals & Production, L.P. ("Montierra") and Montierra Management LLC, have the right to receive distributions (based on equity units only, as no tier of incentive interests has achieved payout target) in the following percentages, respectively: 96.9%, 1.9%, 0.1% and 0.1%. NGP VII appoints three managers on the board of Montierra Management LLC ("Montierra Management"), which serves as the general partner of Montierra. NGP VII also owns a majority limited partner interest in Montierra Management, and thus may be deemed to beneficially own all of the reported securities of Montierra Management and Montierra.

(6)
The information provided in this footnote is as of the date of this proxy statement and the referenced vesting is subject to the terms and conditions of our Current LTIP and the applicable award agreement(s) covering the grant(s) of such restricted common units. The warrants referenced in this footnote are freely tradable until May 15, 2012 and exercisable on only one more date-May 15, 2012.

Joseph A. Mills beneficially owns 810,749 common units, 417,540 of which are unvested restricted common units. Of the 417,540 unvested common units, 211,690 common units will vest within one year, 153,150 additional common units will vest within two years and the remaining 52,700 common units will vest within three years.

Jeffrey P. Wood beneficially owns 318,239 common units, 141,040 of which are unvested restricted common units. Of the 141,040 unvested common units, 70,190 common units will vest within one year, 52,150 additional common units will vest within two years and the remaining 18,700 common units will vest within three years.

Charles C. Boettcher beneficially owns 291,327 common units, 114,290 of which are unvested restricted common units. Of the 114,290 unvested common units, 58,640 common units will vest within one year, 40,350 additional common units will vest within two years and the remaining 15,300 common units will vest within three years.

Roger A. Fox beneficially owns 125,000 common units, all of which are unvested restricted common units. Of the 125,000 unvested common units, 33,000 common units will vest within one year, 33,000additional common units will vest within two years and the remaining 59,000 common units will vest within three years.

Robert D. Hallett beneficially owns 95,360 common units, all of which are unvested restricted common units. Of the 95,360 unvested common units, 43,630 common units will vest within one year, 30,310 additional common units will vest within two years and the remaining common units will vest within three years.

Peggy A. Heeg beneficially owns 30,463 common units, 17,670 of which are unvested restricted common units. Of the 17,670 unvested common units, 10,220 will vest within one year, 4,607 will vest within two years and the remaining 2,843 common units will vest within three years.

Philip B. Smith beneficially owns 59,405 common units, 15,348 of which are unvested restricted common units. Of the 15,348 unvested common units, 7,898 will vest within one year, 4,607 will vest within two years and the remaining 2,843 common units will vest within three years.

William A. Smith beneficially owns 50,917 common units, 15,348 of which are unvested restricted common units. Of the 15,348 unvested common units, 7,898 will vest within one year, 4,607 will vest within two years and the remaining 2,843 common units will vest within three years.

  William K. White beneficially owns 57,044 common units, 15,348 of which are unvested restricted common units. Of the 15,348 unvested common units, 7,898 will vest within one year, 4,607 will vest within two years and the remaining 2,843 common units will vest within three years.

  Herbert C. Williamson, III beneficially owns 30,463 common units, 17,670 of which are unvested restricted common units. Of the 17,670 unvested common units, 10,220 will vest within one year, 4,607 will vest within two years and the remaining 2,843 common units will vest within three years.

(7)
G.F.W. Energy VII, L.P., GFW VII, L.L.C., G.F.W. Energy VIII, L.P. and GFW VIII, L.L.C. may be deemed to beneficially own the units held by or attributable to Natural Gas Partners VII, L.P. ("NGP VII") and Natural Gas Partners VIII, L.P. ("NGP VIII") by virtue of GFW VII, L.L.C. being the general partner of G.F.W. Energy VII, L.P. (which is the general partner of NGP VII) and GFW VIII, L.L.C. being the general partner of G.F.W. Energy VIII, L.P. (which is the general partner of NGP VIII). Kenneth A. Hersh, who is an Authorized Member of each of GFW VII, L.L.C. and GFW VIII, L.L.C., may also be deemed to share the power to vote, or to direct the vote, and to dispose, or to direct the disposition, of those units. NGP VII owns a majority limited partner interest in Montierra. NGP VII controls Montierra Management LLC, the general partner of Montierra. NGP VII owns 100% of NGP Income Management L.L.C. ("NGP Income Management") and Eagle Rock Holdings NGP 7, LLC ("ERH NGP 7"), and ERH NGP 7 owns 100% of ERH NGP 7 SVP, LLC ("SVP 7"). NGP VII may be deemed to beneficially own all of the units of each of NGP Income Management and SPV 7 (collectively, the "NGP VII Subsidiary Units"). NGP VIII owns 100% of Eagle Rock Holdings NGP 8, LLC ("ERH NGP 8"), and ERH NGP 8 owns 100% of ERH NGP 8 SPV, LLC ("SPV 8"). NGP VIII may be deemed to beneficially own all of the units of SPV 8 (the "NGP VIII Subsidiary Units"). In addition to the amounts deemed beneficially owned, NGP VII also has direct beneficial ownership of 3,004,733 units, and NGP VIII also has direct beneficial ownership of 31,429,939 units, as reported on Schedule 13D/A dated and filed with the SEC as of March 15, 2012. Kenneth A. Hersh may be deemed to share dispositive power over the units held by NGP VII and NGP VIII; thus, he may also be deemed to be the beneficial owner of the NGP VII Subsidiary Units and the NGP VIII Subsidiary Units. Mr. Hersh disclaims beneficial ownership of our units except to the extent of his pecuniary interest therein.

 CHANGE OF CONTROL

        We are not aware of any arrangements that would result in a subsequent change of control of us.

HOUSEHOLDING NOTICE

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, unitholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability, our 2012 Annual Report, and our proxy statement (as applicable) that are delivered until such time as one or more of these unitholders notifies us that they want to receive separate copies. This procedure reduces our printing costs and postage fees. Unitholders who participate in householding will continue to have access to and may utilize separate proxy voting instructions.

        If you receive a single set of proxy materials as a result of householding and you would like to receive a separate copy of our Notice of Internet Availability, 2012 Annual Report or our proxy statement, please submit a request to our Secretary at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002 or by telephone at (281) 408-1225, and we will promptly send you what you have requested. You can also contact our Secretary at the address and phone number above if you receive multiple copies of our proxy materials and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

PROPOSALS FOR THE 2014 ANNUAL MEETING

        Subject to certain exceptions set forth in the Partnership Agreement, in order to nominate a person for election to the Board at the 2014 Annual Meeting of Unitholders, notice must be received at our principal executive offices at the address listed above no later than the close of business on-January 16, 2014 and no earlier than the close of business on January 1, 2014. Such unitholder nominations must also be otherwise eligible for inclusion under the terms set forth in the Partnership Agreement. For additional information, please see the section entitled "Governance Matters—Nomination of Director Candidates by Unitholders."

        Any matter to be voted on at an annual meeting of limited partners that is not related to the nomination of persons for election to the Board can only be proposed by our General Partner. A special meeting of our limited partners may only be called by our general partner or by limited partners owning 20% or more of the Outstanding Units (as defined in the Partnership Agreement) of the class or classes for which a meeting is proposed.

2012 ANNUAL REPORT

        A copy of our 2012 Annual Report, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the written request of such person addressed to our Secretary at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 15, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 15, 2013. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE IN PERSON If you would like to attend the Annual Meeting and vote in person, please review the requirements in the accompanying proxy statement. EAGLE ROCK ENERGY PARTNERS, L.P. 1415 LOUISIANA STREET SUITE 2700 HOUSTON, TX 77002 M53813-TBD To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. EAGLE ROCK ENERGY PARTNERS, L.P. For All Withhold All For All Except The Board of Directors recommends you vote FOR the following: 1. Election of Class III Elected Directors Nominees: 01) Peggy A. Heeg 02) Philip B. Smith The Board of Directors recommends you vote FOR the proposals 2 and 3. Abstain Against For 2. Advisory vote to approve named executive officer compensation. 3. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the partnership to examine, audit and report to unitholders on the consolidated financial statements of our Partnership and its subsidiaries for the fiscal year ending December 31, 2013. NOTE: The Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. For address changes or comments, please check this box and write them on the back where indicated. Please check this box if you plan to attend the Annual Meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report to Unitholders are available at www.proxyvote.com. M53814-TBD EAGLE ROCK ENERGY PARTNERS, L.P. Annual Meeting of Common Unitholders May 16, 2013 9:00 AM This proxy is solicited by the Board of Directors The undersigned holder of common units of Eagle Rock Energy Partners, L.P. ("EROC"), a Delaware limited partnership, hereby acknowledges receipt of the Notice of Annual Meeting of Common Unitholders and Proxy Statement, each dated April 4, 2013, and revoking all prior proxies, hereby appoints Joseph A. Mills, Jeffrey P. Wood and Charles C. Boettcher (together, the "Proxies"), each with the full power and authority to act as proxy of the undersigned, with full power of substitution, to vote all of the common units which the undersigned may be entitled to vote at the Annual Meeting of Common Unitholders of EROC to be held at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002 at 9:00 a.m. local time on May 16, 2013 and at any adjournment or postponement thereof, on the matters set forth in this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof, in accordance with the following instructions: This proxy, when properly executed, will be voted in the manner directed herein by the undersigned unitholder. Proxy cards properly executed and returned without discretion will be voted "FOR" the Class III Elected Director nominees in Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof. Address changes or comments: (If you noted any address changes or comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side